Automatic Modified-Coinsurance (Mod-Co) Reinsurance and Service Agreement



                                     Between


                                  NATIONAL LIFE
                                INSURANCE COMPANY


                           of Montpelier, Vermont, USA
                   (REINSURED REFERRED TO AS NLV OR REINSURED)


                                       and



                     (REINSURER REFERRED TO AS OR REINSURER)

       (REFERRED TO JOINTLY AS THE CONTRACTING COMPANIES AND SEPARATELY AS
                         EACH COMPANY OR EITHER COMPANY)





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                                    ARTICLE I

                                     PARTIES

This Reinsurance and Service Agreement (hereinafter "Agreement") is made between National Life Insurance Company (hereinafter "NLV") and (hereinafter " ").


                                   ARTICLE II

                              REINSURANCE COVERAGE

1. On the basis hereinafter stated, NLV's variable universal life insurance policies and variable annuity contracts and riders (herein referred to as "the Contracts") thereto solicited by and its Agents on the policy forms listed in Schedule A shall be reinsured with . The term "accumulated value" used herein refers to both the accumulated value of the variable universal life insurance policies and the contract value of the variable annuity contracts. The term Variable Account used herein refers to the separate accounts of NLV used for its variable contracts. The separate account used for the variable annuity is called the National Variable Annuity Account
     II. The separate account used for the variable life insurance is called the National Variable Insurance Account.

2.   The reinsurance will consist of (1) a 50% modified coinsurance arrangement,
     (2) a term reinsurance arrangement, (3) a reinsurance arrangement with respect to the Disability Benefit - Payment of Mission Costs (hereinafter the "Mission Benefit"), and (4) an arrangement whereby an underwriting and life insurance death claim administration allowance will be paid to for underwriting and life insurance death claim administration services provided by .

3. 's liability for any reinsurance under this Agreement begins upon the effective date of this Agreement as set forth in Article XIX, Execution, and ends as set forth in Article XV, Duration of Agreement. 's liability to NLV under this Agreement will be coexisting with NLV's liability under the Contracts reinsured.

4. The amount of reinsurance under this agreement shall be maintained in force without reduction so long as the Contracts remain in force without reduction (except for recapture rights given NLV in the event of a change in term reinsurance rates as described in Article V and Schedule K).




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5.   shall not accumulate or acquire any interest in Statutory Reserves or
     Accumulated Values of the Contracts held by NLV. The liability of , to the extent of the Agreement, will be in accordance with the provisions of NLV's policy forms.

6. 's liability to NLV or NLV's liability to will be settled and paid on the basis of the Settlement Reports NLV prepares in the form of Schedules B1, B2 and B3. Schedule B1 covers those transactions settled and paid at the end of each month; Schedule B2 covers those transactions settled and paid at the end of each quarter; Schedule B3 covers life insurance death claims settled and paid at time of death. Payment of any amount due to be paid by either company will be determined on a net basis and will be paid within ten (10) business days after receipt of the monthly or quarterly report.

                                   ARTICLE III

                 COMPUTATION OF MODIFIED COINSURANCE NET PREMIUM


NLV shall pay a Modified Coinsurance Net Premium calculated monthly according to the following (If negative, it shall be paid by to NLV):


1. One-half the Gross Premiums collected for the Contracts during the month. Gross Premium is the premium paid to NLV by policyholders, minus any premium returned by NLV to policyholders, prior to any percent-of-premium charges;

2. Minus one-half of all the Claims, except life insurance death claims covered in Article VI, of policyholders under the Contracts during the month (per Schedule E);

3. Minus one-half of the Net Marketing Allowance for Life Insurance for variable life insurance for the month. The Net Marketing Allowance for Life Insurance is shown in Schedule F;

4. Minus one-half of the Net Marketing Allowance for Annuities for variable annuities for the month. The Net Marketing Allowance for Annuities is shown in Schedule G;

5. Minus one-half of the Premium Tax, including any retaliatory Premium Tax, incurred on the Contracts during the month. This will be calculated on an approximate basis each month with an exact "true up" at the end of each calendar year;



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6.       Minus one-half of the Other Expense Allowances on the Contracts during the month (per Schedule H). Other Expense Allowances are based on formula allowances and not the actual costs of underwriting, issuing, processing claims and administering the Contracts. Therefore, and NLV retain the expense risk with respect to services that they provide; and

7. Minus one-half of the DAC Tax incurred on the Contracts during the month. DAC Tax is equal to 1.47% of Gross Premium, collected during the month, for non-qualified life insurance policies plus 0.33% of Gross Premium, collected during the month, for non-qualified annuity contracts.

                                   ARTICLE IV

                 COMPUTATION OF MODIFIED COINSURANCE ADJUSTMENT

              shall pay NLV a Fixed Account Modified Coinsurance Adjustment and a Loan Account Modified Coinsurance Adjustment calculated quarterly according to the following (If negative, it shall be paid by NLV to ):

1. One-half of the Fixed Account Modified Coinsurance Reserve Adjustment and one-half of the Policy Loan Account Modified Coinsurance Reserve Adjustment on the Contracts during the quarter (per Schedule I). For the purposes of this Agreement, Statutory Reserves include reserves for active policies, incurred but not reported reserves, claim reserves and reserves for rider benefits.

2. Plus one-half of the Fixed Account Modified Coinsurance Target Surplus Adjustment and one-half of the Policy Loan Account Modified Coinsurance Target Surplus Adjustment on the Contracts during the quarter (per Schedule J).

3. Minus one-half the Fixed Account Interest Credit on Modified Coinsurance Reserve and one-half of the Policy Loan Account Interest Credit on Modified Coinsurance Reserve for the quarter (per Schedule
         C).

4. Minus one-half the Fixed Account Interest Credit on Modified Coinsurance Target Surplus and one-half of the Policy Loan Account Interest Credit on Modified Coinsurance Target Surplus for the quarter (per Schedule D).


         shall pay NLV a Variable Account Modified Coinsurance Adjustment calculated monthly according to the following (If negative, it shall be paid by NLV to ):

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1.       One-half of the Variable Account Modified Coinsurance Reserve
         Adjustment on the Contracts during the month (per Schedule I).

2. Plus one-half of the Variable Account Modified Coinsurance Target Surplus Adjustment on the Contracts during the month (per Schedule J).

3. Minus one-half the Variable Account Interest Credit on Modified Coinsurance Reserve for the month (per Schedule C).

4. Minus one-half the Variable Account Interest Credit on Modified Coinsurance Target Surplus for the month (per Schedule D).

5. Minus one-half of the Investment Management Reimbursement Credit for the month (per Schedule C)


                                    ARTICLE V

                     COMPUTATION OF TERM REINSURANCE PREMIUM

The life insurance contracts, excluding survivorship life contracts, will be subject to a term reinsurance arrangement whereby NLV will cede its one-half of the mortality risk to . All premiums under this term reinsurance arrangement will be due at the end of each calendar month based on the activity during the month.

NLV shall pay a Term Reinsurance Premium calculated according to the following:

1.       The Term Reinsurance Premium for the month (per Schedule K).

2. Plus a payment equal to one-half of of the Cost of Insurance charges, collected during the month, for Guaranteed Insurability Option riders attached to contracts other than survivorship life contracts. This payment compensates for the assumption of 100% of the risk under this rider.




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                                   ARTICLE VI

                                  DEATH CLAIMS

For each claim for death benefits under the life insurance Contracts, shall pay NLV the sum of (1) Death Benefits pursuant to the modified coinsurance arrangement and (2) Death Benefits pursuant to the term reinsurance arrangement, calculated according to the following:

1. With respect to the modified coinsurance arrangement, one-half of the Death Benefits paid to policyholders, before diminution for policy loans and without deduction of accumulated value, including benefits under the Accidental Death Benefit rider, without deduction of reserves, and including benefits under the Accelerated Death Benefit rider, before diminution for policy loans and without deduction of accumulated value. These Death Benefits are paid to NLV on a single sum basis; will not participate in any periodic settlement of these benefits to policyholders.

2.                With respect to the term reinsurance arrangement, one-half of
                  (a) minus one-half of (b),where:
         (a) = Death Benefit, on contracts other than survivorship life contracts, determined as of the beginning of the policy year of death, before diminution for policy loans, including benefits under the Accelerated Death Benefit rider, before diminution for policy loans, and excluding benefits under the Accidental Death Benefit rider. These Death Benefits are paid to NLV on a single sum basis; will not participate in any periodic settlement for these benefits to policyholders.

         (b) = Accumulated Value, determined as of the beginning of the policy year of death, before diminution for policy loans, with respect to the Death Benefits in (a) above.

     For life contracts other than survivorship life contracts, has assumed 100% of the mortality risk with respect to the reinsured contracts and will perform death claim administration services related to the validation of claims. Therefore, will have unilateral discretion with respect to decisions regarding claims for death benefits, including decisions to contest the claim or the policy. will bear all costs associated with the investigation and settlement of death claims or lawsuits with respect thereto.



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     For survivorship life contracts, and NLV have each assumed 50% of the mortality risk with respect to the reinsured contracts, but will perform death claim administration services related to the validation of claims. All death claims made on the underlying policies, when settled by in good faith will be binding on NLV. will notify NLV promptly of such obligations as they become known to . will give NLV prompt notice of any claim submitted on any underlying policy and prompt notice of any legal proceedings as they become known to . will furnish to NLV copies of documents bearing on such claims or legal proceedings upon request. must promptly notify NLV of 's intent to contest insurance under any such contract or to assert defenses to a claim under any such contract. NLV will reserve the right to examine any materials obtained on any investigation. If NLV agrees to participate in and share equally in the expenses of the contest or assertion of defenses, and if such contest or assertion results in the reduction of liability, NLV and will share in the reduction equally. If NLV should decline to participate in and share the expenses of the contest or assertion of defenses, NLV will pay its proportional share of the claim and NLV will not share in any reduction of liability.

     For annuity contracts, and NLV have each assumed 50% of the mortality risk with respect to the reinsured contracts, but NLV will perform death claim administration services related to the validation of claims. All death claims made on the underlying policies, when settled by NLV in good faith will be binding on . NLV will notify promptly of such obligations as they become known to NLV. NLV will give prompt notice of any claim submitted on any underlying policy and prompt notice of any legal proceedings as they become known to NLV. NLV will furnish to copies of documents bearing on such claims or legal proceedings upon request. NLV must promptly notify of NLV's intent to contest the death benefit under any such contract or to assert defenses to a claim under any such contract. will reserve the right to examine any materials obtained on any investigation. If agrees to participate in and share equally in the expenses of the contest or assertion of defenses, and if such contest or assertion results in the reduction of liability, and NLV will share in the reduction equally. If should decline to participate in and share the expenses of the contest or assertion of defenses, will pay its proportional share of the claim and will not share in any reduction of liability.

     For all life and annuity death claims, NLV will perform death claim administration services related to the policy and claim administrative systems, fulfill tax reporting responsibilities, and disburse funds. NLV will perform all services related to waiver claims.

     For all life and annuity death claims, whichever party receives the initial notice of claim from a policyholder shall promptly notify the other party of this event.


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                                   ARTICLE VII

                       REINSURANCE OF THE MISSION BENEFIT

The Mission Benefit is scheduled to be available on individual variable life contracts by March 31, 1999. This rider will be 50% reinsured from NLV to on a modified coinsurance basis. Therefore, Article III and Article IV apply to this rider. In addition, NLV will cede its one-half of the disability risk with respect to this rider to by paying monthly to one-half of 100% of the Cost of Insurance charges for the Mission Benefit collected during the month and by receiving monthly from reimbursement for NLV's 50% of any benefits paid during the month pursuant to the Mission Benefit.

The result is that is assuming 100% of the risk under the Mission Benefit and will administer the claims thereunder.

NLV will calculate the reserves for the Mission Benefit, with reserve factors supplied by , and report reserves to .


                                  ARTICLE VIII

          UNDERWRITING AND DEATH CLAIM ADMINISTRATION SERVICE AGREEMENT

     shall perform the underwriting and death claim validation on the variable life insurance policies and receive an Underwriting Allowance and Death Claim Administration Allowance for services performed. will receive the Underwriting Allowance for each life insurance contract that is issued, paid for, and is in force after the contractual free look period. will receive the Death Claim Administration Allowance for each life insurance death claim processed. All payments will be made at the end of each calendar month based on the activity during the month.

     retains the expense risk associated with the underwriting and the death claim validation of the life insurance policies.

NLV shall perform the death claim validation on the variable annuity policies and receive a Death Claim Administration Allowance for services performed. NLV will receive the Death Claim Administration Allowance for each annuity death claim processed. All payments will be made at the end of each calendar month based on the activity during the month.

NLV retains the expense risk associated with the death claim validation of the annuity policies.

Whichever party receives the initial notice of claim from a policyholder shall promptly notify the other party of this event.



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In order that NLV has sufficient time to secure third party reinsurance, shall notify NLV promptly when it is underwriting a survivorship life case in excess of $2 million. In the event that NLV's retention is exceeded and it cannot obtain reinsurance under its existing reinsurance treaties, rates and procedures, based on the underwriting classification of the insureds as determined by , NLV retains the right to decline the case. As part of the normal underwriting process, will have discretion to decline cases if it cannot secure third party reinsurance under its existing reinsurance treaties, rates and procedures, based on the underwriting classification of the insureds that assigns.

Under this service agreement the Underwriting Allowance and the Death Claim Administration Allowance shall be calculated according to Schedule M.

                                   ARTICLE IX

                                 TAX ADJUSTMENTS


Two Tax Adjustments will be paid quarterly:

1. Tax Reserve Adjustment. The Tax Reserve Adjustment, paid quarterly by to NLV, is equal to one-half of the excess of (a) over (b), multiplied by the ratio of (c) to (d), where:

         (a) The Statutory Reserve with respect to the Contracts at the end of the current quarter minus the Tax Reserve with respect to the Contracts at the end of the current quarter; and

         (b) The Statutory Reserve with respect to the Contracts at the end of the preceding quarter minus the Tax Reserve with respect to the Contracts at the end of the preceding quarter; and

         (c) .35, which is the Federal Income Tax rate; and

         (d) .65 which is one minus the Federal Income Tax rate of .35.

         If this adjustment is negative, then it will be paid by NLV to . In the event that the Federal Income Tax rate changes, the contracting companies will adjust the rate used in (c) and (d) above accordingly.

2.       DAC Tax Adjustment. The DAC Tax Adjustment, paid quarterly, is equal to
         (a) multiplied by the ratio of (b) to (c), plus (d) multiplied by the ratio of (e) to (f), where:



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         (a) The net sum of all cash flows during the quarter with respect to life insurance policies. This net sum includes three months of cash flows under Articles III, V, VI, VII and VIII, plus the quarterly cash flows under Article IV and this Article IX (1) above; and

         (b) .0147, which is the DAC Tax rate for life insurance; and

         (c) .9853, which is one minus (b); and

         (d) The net sum of all cash flows during the quarter with respect to annuity contracts. This net sum includes three months of cash flows under Articles III, plus the quarterly cash flows under Article IV and this Article IX (1) above; and

         (e) .0033, which is the DAC Tax rate for annuities; and

         (f) .9967, which is one minus (e).

         If the net sum of all cash flows in (a) above is payable by NLV to , then (a) multiplied by the ratio of (b) to (c) is payable by NLV to ; if the net sum of all cash flows in (a) above is payable by to NLV, then (a) multiplied by the ratio of (b) to (c) is payable by to NLV.

         If the net sum of all cash flows in (d) above is payable by NLV to , then (d) multiplied by the ratio of (e) to (f) is payable by NLV to ; if the net sum of all cash flows in (d) above is payable by to NLV, then (d) multiplied by the ratio of (e) to (f) is payable by to NLV.

         In the event that there is a change in the rate used to determine the amount of capitalized specified policy acquisition expense, or the number of years over which the capitalized expense may be amortized, as defined by Internal Revenue Code Section 848, the contracting companies will adjust the rate used in (b), (c), (e) and (f) above, and Article III (7) accordingly.




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                                    ARTICLE X

                                    REPORTING

     NLV will provide with information to properly account for the business reinsured, as follows:

     a. Not later than ten (10) business days after the end of each month, NLV will submit a report substantially in accordance with Schedule B1. NLV agrees to provide or make available to such documentation as may be reasonably necessary to support the items reported.

b. Not later than ten (10) business days after the end of each calendar quarter, NLV will submit reports substantially in accordance with Schedule B2 and Schedule N.

c. As soon as possible after settlement of a death claim, NLV will submit a report substantially in accordance with Schedule B3.


                                   ARTICLE XI

                            ACCOUNT PAYABLE LIABILITY

     NLV will set up an Account Payable liability in NLV's financial statements equal to one-half of the excess of the total Accumulated Value associated with the Variable Account of the reinsured policies over of the Statutory Reserve associated with the Variable Account of the policies. The Statutory Reserve associated with the Variable Account is defined as the Statutory Reserve, minus the reserves for any riders, times the ratio of the Variable Account Accumulated Value to the Total Accumulated Value. NLV will report the amount of this Account Payable to quarterly. will set up an Account Receivable asset equal to the Account Payable liability NLV sets up. If this amount is negative, then will set up such amount as an Account Payable liability and NLV will set up such amount as an Account Receivable asset.








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                                   ARTICLE XII


                               GENERAL PROVISIONS


1. Reinsurance Conditions. The reinsurance is subject to the same terms, limitations and conditions as the insurance under the policy or policies written by NLV on which the reinsurance is based.

2. Extra-Contractual Damages. If extra-contractual damages are rendered against either or NLV with respect to the contracts reinsured as a result of acts, omissions or course of conduct committed by either party, the liability for such damages shall be shared as follows. In general, the liability for such damages will reside with both parties in proportion to the impact which the actions of their employees or agents had on the claim for damages. For the purposes of this section, 's agents and agency managers will be considered the responsibility of . If the damages were induced by 's underwriting or life insurance death claim validation, then the liability will reside with . If the damages were induced by the policy form, investment management, investment performance of the policy, annuity death claim administration, or NLV's contract administration and servicing, then the liability will reside with NLV. The circumstances of such liability sharing are difficult to define in advance. The extent of such liability sharing is dependent on a good faith assessment of responsibility in each case.

3. Errors and Omissions. Any inadvertent delay, omission or error will not relieve either contracting company from any obligation which would attach to it hereunder if such delay, omission or error is rectified immediately upon discovery. Such rectification will include any cost necessary to restore the non-erring company to the position it would have occupied had the error not occurred. If the contracting companies mutually agree that there is an inadvertent error in this Agreement, then the Agreement will be amended to correct the mistake.

4. Misstatement of Age or Sex. In the event that any obligation arising from an underlying policy is increased or reduced because of a misstatement of age or sex of an insured, 's liability with regard to that underlying policy will be increased or reduced accordingly. Any adjustment in reinsurance premium will be made on the same basis as the underlying policy.

5. Reinstatement. If an underlying policy lapses for nonpayment of premium and is reinstated under NLV's terms and rules, the reinsurance will be reinstated by . NLV must pay its share of any back reinsurance premiums in the same manner as NLV received insurance premiums under each reinstated policy.



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6.   Inspection. At any reasonable time and with reasonable notice, the contracting companies or their duly authorized representatives may inspect the original papers and any other books or documents at the Home Office of the other relating to or affecting reinsurance under this Agreement.

7. Confidentiality. It is mutually agreed by the contracting companies that any information, documentation and reports that are made available for inspection under this section of the Agreement will be kept confidential and under no circumstances may the information, documentation and reports be disclosed to, or made available for inspection by any third party unless required by another reinsurer, law, regulation, a self-regulatory organization or mandated by court order, without the prior consent of the other contracting company, which consent shall not be unreasonably withheld. In the event that confidential information is required to be disclosed under one of the above circumstances, the disclosing company will promptly give written notice of the disclosure to the other company.

8. Replacements. NLV agrees that it will impose a commission reduction to agents and managers on life insurance policies as disincentives to the replacement of in force policies with these Contracts. agrees that it will impose its regular commission reductions (or a reduction that is substantially equal to its normal commission reductions) on life insurance policies to agents and managers as disincentives to the replacement of in force Contracts with policies or contracts or with -sponsored policies or contracts. -sponsored policies or contracts will not include other variable products available to agents through Equity Services, Inc. (hereinafter "ESI"). NLV agrees that it will impose a commission reduction to agents and managers on annuity contracts as disincentives to the replacement of in force annuity contracts with these Contracts. The reduction will be for the replacement of annuity contracts not subject to a surrender charge and for annuity contracts subject to a surrender charge. agrees that it will impose its regular commission reductions (or a reduction that is substantially equal to its normal commission reductions) on annuity contracts to agents and managers as disincentives to the replacement of in force Contracts with policies or contracts or with -sponsored policies or contracts. -sponsored policies or contracts will not include other variable products available to agents through ESI.

9. Choice of Law. If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby. This Agreement will be construed and enforced in accordance with the applicable federal law and the laws of the State of Vermont.

10. Insolvency. For the purpose of this Agreement, NLV or shall be deemed insolvent when it:

     a. applies for or consents to the appointment of a rehabilitator, conservator, liquidator or statutory successor of its properties or assets; or
     b. makes an assignment for the benefit of its creditors; or



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     c. is adjudicated as bankrupt or insolvent; or
     d. files or consents to the filing of a petition in bankruptcy, seeks reorganization or an arrangement with creditors or takes advantage of any bankruptcy, dissolution or liquidation, or similar law or statute; or
     e. becomes the subject of an order to rehabilitate or an order to liquidate as defined by the insurance code of the jurisdiction of the domicile of NLV or , as the case may be.

     In the event of the insolvency of either NLV or , any amounts owed by NLV to and by to NLV with respect to this agreement shall be offset and only the balance shall be paid.

     In the event of the insolvency of NLV, the reinsurance obligations under this Agreement shall be payable by directly to NLV, its liquidator, rehabilitator, conservator or statutory successor, immediately upon demand, with reasonable provision for verification on the basis of the claims allowed against NLV by any court of competent jurisdiction or by any rehabilitator, conservator, liquidator, or statutory successor having authority to allow such claims without diminution because of the insolvency of NLV, or because the rehabilitator, conservator, liquidator or statutory successor has failed to pay all or a portion of any claims.

     In the event of the insolvency of , NLV may cancel this Agreement for new business by promptly providing , its rehabilitator, conservator, liquidator, or statutory successor with written notice of the cancellation effective the date on which 's insolvency is established by the authority responsible for such determination. Any requirement for a notification period prior to the cancellation of the Agreement would not apply under such circumstances. In addition, NLV may provide , its rehabilitator, conservator, liquidator, or statutory successor with 90 days written notice of its intent to recapture, at a market value acceptable to NLV and 's rehabilitator, conservator, liquidator, or statutory successor, all reinsurance in force under this Agreement, except for amounts which retrocedes to another party, regardless of the duration the reinsurance has been in force. The effective date of recapture due to insolvency would be the date on which 's insolvency is established by the authority responsible for such determination.




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                                  ARTICLE XIII


                                   ARBITRATION

1. It is the intention of the contracting companies that the customs and practices of the insurance and reinsurance industry will be given full effect in the operation and interpretation of this Agreement. The contracting companies agree to act in all things with the utmost good faith. If the contracting companies cannot mutually resolve a dispute arising out of or relating to this Agreement, however, the dispute will be decided through arbitration, as set forth below. The arbitrators will base their decision on the terms and conditions of this Agreement plus, as necessary, on the customs and practices of the insurance and reinsurance industry rather than solely on a strict interpretation of applicable law.

2. The provisions of this article relate to all aspects of this agreement (including its formation and execution), and to any disputes or controversies arising out of, in connection with or relating to this agreement or performance under this agreement, and shall survive the termination of this agreement.

3. There must be three arbitrators who will be active, former or retired officers of life insurance companies other than the contracting companies or their subsidiaries or affiliates. Each of the contracting companies will appoint one of the arbitrators and these two arbitrators will select the third.

     In the event either company fails to choose an arbitrator within thirty
     (30) days after the other company has given written notice of its arbitrator appointment, the company which has given written notice may choose two arbitrators who will, in turn, choose a third arbitrator before entering arbitration. If the two arbitrators are unable to agree upon the selection of a third arbitrator within thirty (30) days following appointment, each arbitrator will nominate three candidates within ten days thereafter. The final selection will be made by a court of competent jurisdiction from among the six names submitted by the arbitrators.

4. Arbitration must be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association which will be in effect on the date of delivery of demand for arbitration. The place of arbitration shall be Chicago, Illinois.

5. The contracting companies will pay their respective arbitrator and arbitration expenses. The contracting companies will share the third arbitrator's expenses equally.



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6.   The award agreed upon by the arbitrators will be final and binding upon the contracting companies, and judgment may be entered in any court having competent jurisdiction.


                                   ARTICLE XIV

                    DAC TAX - SECTION 1.848-2(G)(8) ELECTION

1. and NLV each represents and warrants that it is subject to taxation under Subchapter "L" of the Internal Revenue Code of 1986 (the "Code").

2. and NLV agree to the following pursuant to Section 1.848-2(g)(8) of the Income Tax Regulations issued December, 1992, whereby:

a. Each party shall attach a schedule to its federal income tax return which identifies this reinsurance agreement as one for which the joint election under the Regulation has been made;
b. The party with net positive consideration, as defined in the Regulation promulgated under Code Section 848, for this agreement for each taxable year, shall capitalize specified policy acquisition expenses with respect to such agreement without regard to the general deductions limitation of Section 848(c)(1);

3. NLV and agree to exchange information pertaining to the amount of net consideration under this reinsurance agreement each year to ensure consistency. They also agree to exchange information which may be otherwise required by the Internal Revenue Service.

a. NLV shall submit a schedule to by May 1 of each year of its calculation of the net consideration for the preceding calendar year. This schedule of calculations shall be accompanied by a statement signed by an officer of NLV stating that NLV shall report such net consideration in its tax return for the preceding calendar year.

b. may contest such calculation by providing an alternative calculation to NLV in writing within thirty (30) days of 's receipt of NLV's calculation. If does not so notify NLV, shall report the net consideration as determined by NLV in 's tax return for the previous calendar year.

c. If contests NLV's calculation of the net consideration, the parties shall act in good faith to reach an agreement as to the correct amount within thirty (30) days of the date submits its alternative calculation. If NLV and reach an agreement on an amount of net consideration, each party shall report such amount in their respective tax returns for the previous calendar year.

                                   ARTICLE XV

                              DURATION OF AGREEMENT

This Agreement shall remain in effect while any policy reinsured hereunder is still in force. Commencing January 1, 2002, or NLV may terminate this Agreement without cause only with respect to new policies issued after the effective date of termination by providing written notice to the other party. The termination with respect to such new policies shall become effective as provided by the notice, but in no event earlier than one hundred and eighty (180) days after written notice is given. In addition, termination with respect to such new policies will occur automatically if the Marketing Agreement dated June 23, 1998 between and NLV is terminated. The effective date of the termination of this agreement with respect to such new policies shall be the same as the effective date of the termination of such Marketing Agreement. Notice under this provision will be made by certified mail, overnight delivery or hand delivery with proof of receipt.

                                   ARTICLE XVI

                  MODIFICATION OF ALLOWANCES AND PRODUCT DESIGN

After December 31, 2001, and NLV may negotiate modifications to the terms of this Agreement. Requested modifications will only apply to new business and will be implemented only upon mutual agreement in writing. If new terms are not mutually agreed to in writing within one hundred and eighty (180) days after the date of the proposal of the new reinsurance arrangement, this Agreement will terminate with respect to such new business.

If at any time prior to December 31, 2001, NLV substantively changes product features or charges for new issues and has done so for the products offered through its career distribution system, NLV and shall negotiate in good faith modifications to the terms of this agreement reasonably proportionate to those applicable for the initial Contracts, taking into account the margins associated with such changes. If new terms are not mutually agreed to in writing within ninety (90) days after the date of the proposal of the new reinsurance arrangement, this Agreement will terminate with respect to the affected product.

NLV expressly agrees that this article will be used in good faith and not as a method to terminate this reinsurance agreement.

                                  ARTICLE XVII

                              PARTIES TO AGREEMENT

This is an Agreement solely between the contracting companies. 's obligations under this Agreement are solely to NLV and NLV's obligations are solely to . No legal relationship exists between and any person having an interest of any kind in any of the underlying policies.

                                  ARTICLE XVIII

                                ENTIRE AGREEMENT

1. This Agreement represents the entire agreement between NLV and with respect to reinsurance and supersedes any prior oral or written agreements between the parties regarding its subject matter.

2. No modification or waiver of any provision of this agreement shall be effective unless set forth in a written amendment executed by both parties.

3. A waiver of a right created by this agreement shall constitute a waiver only with respect to the particular circumstance for which it is given and not a waiver in any future circumstance.

4. No failure on the part of any party hereto to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any further exercise thereof or the exercise of any right.

                                   ARTICLE XIX

                                    EXECUTION

In witness of the above, this Agreement is signed in duplicate at the dates and places indicated and will be effective as of September 1, 1998.

NATIONAL LIFE INSURANCE COMPANY
at Montpelier, Vermont, USA,

on                         , 1998.        on                             , 1998.


By:                                       By:
   Title:                                      Title


By:                                       By:
   Title:                                      Title

                                   SCHEDULE A

                                  THE CONTRACTS

The following policy forms and riders thereto and any state variations thereof, are subject to the reinsurance hereunder:

VariTrak (Variable Universal Life):  Form 7206

   Riders:  Guaranteed Death Benefit Rider: Form 7211: Guarantees Death Benefit
                  for specified period regardless of fund performance
            Rider for Waiver of Monthly Deductions: Form 7208 : Waives monthly deductions upon disability
            Rider for Guaranteed Insurability Options: Form 7210: Provides right to purchase new insurance without evidence of insurability
            Rider For Accidental Death Benefit: Form 7209 : Provides additional
                  Death Benefit if death results from accident
            Rider For Accelerated Death Benefit: Form 0092: Provides for payment of Death Benefit upon certain terminal illness events in lieu of payment upon death
            Disability Benefit - Payment of Mission Costs (when available) Sentinel Estate Provider (Survivorship Variable Universal Life): Form 7461
            Riders: Continuing Coverage Rider:  Form 7462 :  Continues coverage beyond age 100
            Additional Protection Benefit Rider:  Form 7463: Provides additional
                  Survivorship Death Benefit
            Guaranteed Death Benefit Rider: Form 7464 : Guarantees Death Benefit
                  for specified period regardless of fund performance
            Policy Split Option Rider:  Form 7465 :  Allows policy to be split into two individual life policies if federal estate tax law changes or if the insureds divorce Note: if at the time of the split, the new individual policies are subject to a reinsurance agreement between the parties, then the new policies will be reinsured. therwise the new policies will not be reinsured.
           Enhanced Death Benefit Rider: Form 7466: Provides for increased
                  Survivorship Death Benefit at a targeted age of the younger insured
           Estate Preservation Rider:  Form 7467: Provides four years of additional Survivorship Death Benefit
           Annually Renewable Term Rider: Form 7468: Provides additional individual term life insurance on either or both of the two insureds
           Automatic Increase Rider:  Form 7630: Provides regular increases in
                  Survivorship Death Benefit
Sentinel Advantage (Variable Annuity):  Form 7400
           Riders: Enhanced Death Benefit Rider:  Form 7417 :  Provides Death
                  Benefit(prior to age 81) in an amount greater than Accumulated Value.

                                   SCHEDULE B1

                            MONTHLY SETTLEMENT REPORT

A. Due with respect to Modified Coinsurance Net Premium

     1) Premiums (per Article III(1))

B. Due NLV with respect to Modified Coinsurance Payment

     (1) Marketing and Expense Allowances (per Article III(3), (4), (5), (6) and
         (7))
         (a) Net Marketing Allowance for Life Insurance(variable life) (per Schedule F)
         (b) Net Marketing Allowance for Annuities (variable annuity) (per Schedule G)
         (c) Premium Tax Expense Allowance
         (d) Other Expense Allowance (per Schedule H)
         (e) DAC Tax Expense Allowance Subtotal
     (2) Claims (per Article III(2) and Schedule E)
         (a)  Surrenders
         (b)  Withdrawals
         (c)  Annuity Death Benefits
              Subtotal
     (3) Variable Account Modified Coinsurance Adjustment (per Article IV)
         (a) Variable Account Modified Coinsurance Reserve Adjustment (per
             Schedule I)
         (b) Variable Account Modified Coinsurance Target Surplus Adjustment (per Schedule J)
         (c) Variable Account Interest Credits on Modified Coinsurance Reserves (per Schedule C)
         (d) Variable Account Interest Credit on Modified Coinsurance Target Surplus (per Schedule D)
         (e) Investment Management Reimbursement Credit (per Schedule C)
         (f) Subtotal

      (4) Total Amount Due NLV= (1) + (2) + (3)

      C. Due with respect to Term Reinsurance Premium

     (1) Term Premium (per Article V and Schedule K)
     (2) GIO COI Charges (per Article V)
     (3) Total Amount Due = (1) + (2)

     D. Due with respect to Mission Benefit (per Article VII)

     (1)  Rider COI Charges
     (2)  Rider Benefits
     (3)  Total Amount Due     = (1) - (2)

E. Service Allowances Due (per Article VIII and Schedule M)

     (1) Underwriting (2) Death Claim Administration (3) Total Allowance Due =
     (1) + (2)

F. Balance During the Period = A(1) - B(4) + C(3) + D(3) + E(3)

     If positive, the balance is due to be paid by NLV to . If negative, the balance is due to be paid by to NLV.

NLV will provide the above information on an aggregate basis, separately for variable life insurance, survivorship variable life insurance, and variable annuities. The individual policy data will be available to on a computer tape or diskette upon request.

                                   SCHEDULE B2

                           QUARTERLY SETTLEMENT REPORT

A. Due NLV with respect to Fixed Account Modified Coinsurance Reserve Adjustment and the Policy Loan Account Modified Coinsurance Reserve Adjustment (per Article IV and Schedule I)

B. Due NLV with respect to Fixed Account Modified Coinsurance Target Surplus Adjustment and the Loan Account Modified Coinsurance Target Surplus Adjustment (per Article IV and Schedule J)

C. Due with respect to Fixed Account Interest Credits and the Loan Account Interest Credits

     (1) With respect to Reserve (per Article IV and Schedule C)
     (2) With respect to Target Surplus (per Article IV and Schedule D)
     (3) Total amount due = (1) + (2)

D.   Tax Reserve Adjustment (per Article IX)

     (1)  Due NLV, or
     (2)  Due

E. DAC Tax Adjustment (per Article IX)

     (1)  Due NLV, or
     (2)  Due

F. Balance During the Period = A +B -C(3) [+D(1) or -D(2)] [+E(1) or -E(2)]

     If positive, the balance is due to be paid by      to NLV.
     If negative, the balance is due to be paid by NLV to

NLV will provide the above information on an aggregate basis, separately for variable life insurance, survivorship variable life insurance, and variable annuities.

                                   SCHEDULE B3

                               DEATH CLAIM REPORT



Due NLV

     (1) Life Insurance Death Benefits with respect to modified coinsurance arrangement (per Article VI(1))

     (2) Life Insurance Death Benefits (excluding survivorship life) , net of Accumulated Value, with respect to term reinsurance arrangement (per
         Article VI(2))

     (3) Total Amount Due NLV = (1) + (2)

NLV will provide the above information for each individual death claim.

                                   SCHEDULE C

                INTEREST CREDIT ON MODIFIED COINSURANCE RESERVES

The Interest Credit on Modified Coinsurance Reserves consists of the interest from the variable account, fixed account, policy loan account and an Investment Management Reimbursement Credit. The interest from the variable account and the Investment Management Reimbursement Credit will be calculated and paid monthly. The interest from the fixed account and the policy loan account will be calculated and paid quarterly.


        VARIABLE ACCOUNT INTEREST CREDIT ON MODIFIED COINSURANCE RESERVES

The amount of the interest credit associated with the Variable Account payable monthly by NLV to is determined according to the schedule below:

A. Variable Account Accumulated Value as of the end of prior month

B. Increases in Variable Account Accumulated Value during the month

     (1) Net Premium allocated to Variable Account for the month* (2) Transfer from Fixed Account to Variable Account** (3) Total Increase (1) + (2)

     * Net Premium is premium after deduction of percent of premium charges.
     ** Includes transfers as a result of loan repayments and interest credited on loan collateral.

C. Decreases in Variable Account Accumulated Value during the month

     (1) Transfer from Variable Account to Fixed Account* (2) Accumulated Value Release on Death (3) Accumulated Value Released upon Surrender (4) Gross Withdrawals allocated to the Variable Account** (5) M&E Charges***# (6) Monthly## Deductions allocated to the Variable Account (7) Total Decrease (sum of (1) through (6))

     * Includes transfers as a result of a new loan or a loan interest capitalization.
     ** For variable life, Gross Withdrawals are before diminution for Withdrawal Administrative Allowance (per Schedule H). For variable annuity, Gross Withdrawals are before diminution for deferred sales charges.
     *** Includes Administrative Charges for Sentinel Advantage # For Varitrak and Sentinel Advantage, these charges are equal to the total of all such charges against the Total Accumulated Value associated with the Variable Account multiplied by the ratio of the average of beginning and end of month Accumulated Values associated with the Variable Account for reinsured Contracts to the average of beginning and end of month Accumulated Values associated with the Variable Account for all Varitrak and Sentinel Advantage contracts inforce with NLV. This calculation is done for Varitrak and Sentinel Advantage separately. For Sentinel Estate Provider, M&E Charges are included in (6) Monthly Deductions. ## Includes annual deductions on variable annuity contracts.

D. Variable Account Accumulated Value as of the end of the month

E. Variable Account Interest Credit on Modified Coinsurance Reserves = D - A - B(3) + C(7)


         FIXED ACCOUNT INTEREST CREDIT ON MODIFIED COINSURANCE RESERVES

The amount of the interest credit associated with the Fixed Account payable quarterly by NLV to is determined according to the schedule below:

A. Statutory Reserve associated with the Fixed Account* as of the end of the prior quarter

B. Average Interest Rate for the quarter on the assets supporting
     the Fixed Account (as set forth in Schedule P)             _______________

C. Fixed Account Interest Credit on Modified Coinsurance
     Reserves = (A x B)                                         _______________

* Statutory Reserve associated with the Fixed Account is defined as the sum of
(a) and (b), where (a) is Statutory Reserves, minus the reserves for riders, times the ratio of the Fixed Account Accumulated Value to the total Accumulated Value, and (b) is the reserve for riders.

      POLICY LOAN ACCOUNT INTEREST CREDIT ON MODIFIED COINSURANCE RESERVES

The amount of the interest credit associated with the Policy Loan Account payable quarterly by NLV to is determined according to the schedule below:

A.   Policy Loan Collateral as of the end of the prior quarter    ______________

B.   Average Interest Rate Charged on Policy Loans (.06/4)        _____.015_____

C. Policy Loan Account Interest Credit on Modified Coinsurance
     Reserves = (A x B)                                           ______________

                   INVESTMENT MANAGEMENT REIMBURSEMENT CREDIT

The amount of Investment Management Reimbursement Credit payable by NLV to is determined according to the schedule below:

                                   (A)              (B)            (C)             (D)           (E)
Subaccount:                   AV** End of      AV** End of      Average        Credit      Reimbursement
                              Prior Month      Current Month    ((A+B)/2)      Percentage* Credit (C x D)
SENTINEL/MARKET STREET FUNDS
         Growth              ______________    ______________   _____________             ____________
         Aggressive Growth   ______________    ______________   _____________             ____________
         Managed             ______________    ______________   _____________             ____________
         Bond                ______________    ______________   _____________             ____________
         International       ______________    ______________   _____________             ____________
         Sentinel Growth     ______________    ______________   _____________             ____________
         Money Market        ______________    ______________   _____________             ____________

FIDELITY VIP SERIES
         Equity Income       ______________    ______________   _____________             ____________
         Growth              ______________    ______________   _____________             ____________
         Overseas            ______________    ______________   _____________             ____________
         High Income         ______________    ______________   _____________             ____________
         Index 500           ______________    ______________   _____________             ____________
         Contrafund          ______________    ______________   _____________             ____________

STRONG VARIABLE PRODUCTS FUNDS
         Opportunity Fund II ______________    ______________   _____________             ____________
         Growth Fund II      ______________    ______________   _____________             ____________

ALGER AMERICAN FUNDS
         Small Cap           ______________    ______________   _____________             ____________
         Growth              ______________    ______________   _____________             ____________

VAN ECK
         Worldwide Bond      ______________    ______________   _____________             ____________

JP MORGAN SERIES TRUST II
         Int. Opportunities  ______________    ______________   _____________             ____________
         Small Company       ______________    ______________   _____________             ____________

AMERICAN CENTURY VP SERIES
         Value               ______________    ______________   _____________             ____________
         Income & Growth     ______________    ______________   _____________             ____________

NEUBERGER & BERMAN ADVISERS MANAGERS TRUST
         Partners            ______________    ______________   _____________             ____________

GOLDMAN SACHS VARIABLE INSURANCE TRUST
         International Equity ______________   ______________   _____________             ____________
         Global Income        ______________   ______________   _____________             ____________
         CORE Small Cap       ______________   ______________   _____________             ____________
         Mid Cap Equity       ______________   ______________   _____________             ____________

TOTAL:                                                                                   _____________

*The credit percentage will change each year based on a schedule for each subaccount which determines the amount of the credit based on the amount of policyholder value in the subaccount. See Schedule O for a listing of the schedules for each portfolio.

**Accumulated Value on the Contracts

                                   SCHEDULE D

             INTEREST CREDIT ON MODIFIED COINSURANCE TARGET SURPLUS

The Interest Credit on Modified Coinsurance Target Surplus consists of the interest from the target surplus on the variable account, fixed account and policy loan account. The interest from the target surplus on the variable account will be calculated and paid monthly. The interest from the target surplus on the fixed account and the policy loan account will be calculated and paid quarterly.


     VARIABLE ACCOUNT INTEREST CREDIT ON MODIFIED COINSURANCE TARGET SURPLUS

The amount of the interest credit associated with the Variable Account payable monthly by NLV to is equal to the Variable Account Interest Credit on Modified Coinsurance Reserves (from Schedule C) multiplied by %.


      FIXED ACCOUNT INTEREST CREDIT ON MODIFIED COINSURANCE TARGET SURPLUS

The amount of the interest credit associated with the Fixed Account payable quarterly by NLV to is equal to the Fixed Account Interest Credit on Modified Coinsurance Reserves (from Schedule C) multiplied by %.

   POLICY LOAN ACCOUNT INTEREST CREDIT ON MODIFIED COINSURANCE TARGET SURPLUS

The amount of the interest credit associated with the Policy Loan Account payable quarterly by NLV to is equal to the Policy Loan Account Interest Credit on Modified Coinsurance Reserves (from Schedule C) multiplied by %.

                                   SCHEDULE E

                                     CLAIMS


Claims equal the sum of (1) plus (2), where:

         (1) Life Insurance Claims which equal the sum of (a) and (b) and (c), where:
             (a) Surrenders paid, net of any surrender charges but before diminution for policy loans; and
             (b) Withdrawals paid, net of the Withdrawal Administrative
                 Allowance (set forth in Schedule H) but before diminution for policy loans; and
            (c) Missions Rider claims.

         (2) Annuity Claims which equal the sum of (a), (b), and (c), where: (a) Death Benefits paid, without deduction for accumulated value; and (b) Surrenders paid, net of any surrender charges; and (c) Withdrawals paid, net of any surrender charges.

These claims are computed on a single sum basis; will not participate in any periodic settlement of these benefits to policyholders.

                                   SCHEDULE F


                   NET MARKETING ALLOWANCE FOR LIFE INSURANCE


          The Net Marketing Allowance for Life Insurance is equal to the following percentages of variable life insurance agent and manager commission paid during the month, (a) up to Commissionable Target Premium and (b) in excess of Commissionable Target Premium;

                                   (a)                (b)
                       Policy      Up to Target In    Excess of
                        Year       Premium            Target Premium

                         1
                         2-5
                         6-10
                         11+

          plus % percent of agent and manager commissions paid with respect to any increases in variable life insurance coverage;

          minus % of all agent and manager commissions charged back on variable life insurance during the month;

          plus, with respect to charge backs due to early lapse of individual variable life insurance if the volume there of is material, % of all agent and manager commissions charged back, such amount to be determined no earlier than the first anniversary of this agreement;

          minus, with respect to term conversions if the volume thereof is material, a mutually agreed upon amount, such amount to be determined no earlier than the first anniversary of this agreement;

          minus the following percentages of variable life insurance agent and manager commission paid during the month up to Commissionable Target Premium with respect to policies which replace inforce policies;

                         Policy    Up to Target
                         Year      Premium

                         1
                         2-5
                         6-10
          plus the commission reductions occurring upon any replacement of these Contracts by or sponsored contracts or policies, to the extent that benefits financially from the commission reduction.

          Commissionable Target Premium is that portion of the paid premium which generates full first year and renewal year compensation to agents and managers according to tables on file at NLV. Commissionable Target Premium is reduced for term conversions by the amount of credit extended to the policyholder. Commissionable Target Premium is reduced for replacements of or NLV in force policies by a factor of .

                                   SCHEDULE G

                      NET MARKETING ALLOWANCE FOR ANNUITIES

     The Net Marketing Allowance for Annuities is (a) minus (b) plus (c), where:
          (a) is the Gross Dealer Concession; (b) is the Replacement Balance;
          (c) is the commission reduction occurring upon any replacement of these Contracts by or sponsored contracts or policies, to the extent that benefits financially from the commission reduction.

     The Gross Dealer Concession is the amount paid (or charged back) to ESI on variable annuity production. The Gross Dealer Concession is reduced for variable annuity contracts which replace annuity contracts. The reduction is for the replacement of annuity contracts not subject to a surrender charge and for annuity contracts subject to a surrender charge.

     The Replacement Balance is the Unadjusted Gross Dealer Concession minus the Gross Dealer Concession. The Unadjusted Gross Dealer Concession is the Gross Dealer Concession that would have been paid had the variable annuity not resulted from a replacement of a annuity. If the variable annuity is not a replacement of a annuity, then the Replacement Balance will be zero.

     The Unadjusted Gross Dealer Concession is equal to the following percentages of variable annuity Gross Premiums paid during the month and variable annuity Contract Values at the end of each calendar quarter for contracts which have passed their first policy anniversary.

                               Unadjusted Gross Dealer Concession
      Compensation             Percent of              Quarterly Percent of
      Schedule  Issue Age      Gross      Premium      Contract      Value
      1           0-79
                 80-85
      2           0-79
                 80-85
      3           0-79
                 80-85

                                   SCHEDULE H

                            OTHER EXPENSE ALLOWANCES


Other Expense Allowances are the sum of (1) and (2), where:

         (1) Life Insurance Other Expense Allowances equal to the sum of (a),
(b), (c), (d) and (e), where:

     (a) An Underwriting Allowance (described in Schedule M) per policy issued, paid for and in force beyond the contractual free look period; and
     (b) An Issue Allowance of per policy issued, paid for and in force beyond the contractual free look period; and
     (c) A monthly Administration Allowance of per policy in force at the end of the month in calendar years 1998 and 1999 and inflated at per calendar year with the first increase to occur in the year 2000 ; and
     (d) A Withdrawal Administrative Allowance of (or of the withdrawal if less) per withdrawal processed; and (e) A Death Claim Administration Allowance (described in Schedule M) per life insurance death claim processed.

         (2) Annuity Other Expense Allowances equal to the sum of (a), (b), (c) and (d), where:

     (a) An Issue Allowance of per contract issued, paid for and in force beyond the contractual free look period; and
     (b) A monthly Administration Allowance of per contract in force at the end of the month in calendar years 1998 and 1999 and inflated at per calendar year with the first increase to occur in the year 2000; and
     (c) A Development Allowance equal to of Gross Premium paid in the month; and (d) A Death Claim Administration Allowance (described in Schedule
         M) per annuity death claim processed.

                                   SCHEDULE I

                     MODIFIED COINSURANCE RESERVE ADJUSTMENT

The Modified Coinsurance Reserve Adjustment consists of the reserve adjustment for the variable account, fixed account and policy loan account. The reserve adjustment on the variable account will be calculated and paid monthly. The reserve adjustment on the fixed account and the policy loan account will be calculated and paid quarterly.

            VARIABLE ACCOUNT MODIFIED COINSURANCE RESERVE ADJUSTMENT

The amount of the reserve adjustment associated with the Variable Account payable monthly by to NLV is determined according to the schedule below:

A.   Variable Account

     (1) Variable Account Accumulated Value
         at the beginning of the month

     (2) Variable Account Accumulated Value
         at the end of the month

     (3) Variable Account Modified Coinsurance Reserve Adjustment
         (A(2) - A(1))

              FIXED ACCOUNT MODIFIED COINSURANCE RESERVE ADJUSTMENT

The amount of the reserve adjustment associated with the Fixed Account payable quarterly by to NLV is determined according to the schedule below:

B.   Fixed Account

     (1) Statutory Reserve associated with the Fixed Account* at the beginning of the quarter

     (2) Statutory Reserve associated with the Fixed Account* at the end of the quarter ______________

     (3) Fixed Account  Modified Coinsurance Reserve Adjustment
        (B(2) - B(1))

* Statutory Reserve associated with the Fixed Account is defined as the sum of
(a) and (b), where (a) is Statutory Reserves, minus the reserves for any riders, times the ratio of the Fixed Account Accumulated Value to the total Accumulated Value, and (b) is the reserve for any riders.

           POLICY LOAN ACCOUNT MODIFIED COINSURANCE RESERVE ADJUSTMENT

The amount of the reserve adjustment associated with the Policy Loan Account payable quarterly by to NLV is determined according to the schedule below:

C.   Policy Loan Account

     (1) Policy Loan Collateral at the beginning of the quarter _______________

     (2) Policy Loan Collateral at the end of the quarter       _______________

     (3)  Policy Loan Account Modified Coinsurance Reserve
           Adjustment  (C(2) - C(1))                            _______________

                                   SCHEDULE J

                 MODIFIED COINSURANCE TARGET SURPLUS ADJUSTMENT

The Modified Coinsurance Target Surplus Adjustment consists of the target surplus adjustment for the variable account, fixed account and policy loan account. The target surplus adjustment on the variable account will be calculated and paid monthly. The target surplus adjustment on the fixed account and the policy loan account will be calculated and paid quarterly.


         VARIABLE ACCOUNT MODIFIED COINSURANCE TARGET SURPLUS ADJUSTMENT

The  Variable Account Modified Coinsurance Reserve Adjustment  (from Schedule I
item A(3)) multiplied by   ; and

          FIXED ACCOUNT MODIFIED COINSURANCE TARGET SURPLUS ADJUSTMENT

The Fixed Account Modified Coinsurance Reserve Adjustment (from Schedule I
item B(3)) multiplied by   ; and

       POLICY LOAN ACCOUNT MODIFIED COINSURANCE TARGET SURPLUS ADJUSTMENT

The Policy Loan Account Modified Coinsurance Reserve Adjustment (from Schedule I
item C(3)) multiplied by   .

                                   SCHEDULE K

                            TERM REINSURANCE PREMIUM

The Term Reinsurance Premium is equal to (1) times (2), where:

     (1) The Term Reinsurance Rates shown below; and

     (2) The Net Amount at Risk on the policy anniversary for each life insurance policy, other than a survivorship life insurance policy, which is commencing a policy year during the current month. The Net Amount at Risk is equal to (a) minus (b) where:

         (a) The Death Benefit, before diminution for policy loans and excluding benefits under the Accidental Death Benefit rider, at that time; and

         (b) The Accumulated Value, before diminution for policy loans, at that time.

     For the purposes of the Net Amount at Risk calculation, the Death Benefit equals the greater of the Accumulated Value times the corridor factor and Face Amount for Option A contracts and it equals the greater of the Accumulated Value times the corridor factor and the Face Amount plus the Accumulated Value for Option B contracts.

                             TERM REINSURANCE RATES

         The Term Reinsurance Rates are the following percentages of 's Q9495 Mortality Table plus per thousand per year.

         SMOKER STATUS     FACE AMOUNT               UNDERWRITING CLASS                 PERCENTAGE
         --------------    ------------------        ----------------------            -------------
         Non-Tobacco       $50,000-$99,999            Preferred &Standard
                           $100,000-$249,999          Preferred
                                                      Standard
                           $250,000+                  Preferred
                                                      Standard
         Tobacco  $50,000+                            Preferred & Standard

         For substandard business, 's Q9495 Mortality Table is multiplied by the corresponding substandard rating factor (25% per table) and adjusted by the corresponding flat extra rating.

             's Q9495 Mortality Table is attached in Schedule L.

         These Term Reinsurance Rates are not guaranteed for more than one year. On all Contracts reinsured at these rates, however, anticipates continuing to accept premiums on the basis of these rates. If these rates are changed by with respect to Contracts already reinsured, NLV has the right to cancel the term reinsurance arrangement with respect to both Contracts already reinsured and new business. must give NLV a 30 day notice of its intent to change the rates. If NLV decides to cancel the term reinsurance arrangement, then the reinsurance will be recaptured no earlier than the date that the new rates are scheduled to go in to effect. With respect to reinsurance recaptured, there will be no cash flows associated with Article V and Article VI(2).

                                   SCHEDULE M

                             UNDERWRITING ALLOWANCE

The Underwriting Allowance is equal to (1) plus (2).

1. For the month, for each individual life coverage issued, paid for and in force after the contractual free look period, the Underwriting Allowance is equal to the sum of (a), (b) and (c), where:

         (a) ;and
         (b) multiplied by the issue age of the insured; and (c) multiplied by the Face Amount of the policy divided by $1,000.

2. For the month, for each joint life coverage issued, paid for and in force after the contractual free look period, the Underwriting Allowance is equal to the sum of (a), (b), and (c), where:
(a)      ; and
(b) multiplied by the Joint Age of the policy; and (c) times the Face Amount of the policy divided by $1,000.



                           DEATH CLAIM ADMINISTRATION ALLOWANCE


The Death Claim Administration Allowance is equal to per death claim processed during the month, whether paid or not, during calendar years 1998 and 1999 and inflated at % per calendar year with the first increase to occur in the year 2000.

                                   SCHEDULE N

                      QUARTERLY BUSINESS MANAGEMENT REPORT

Each of the following management reports will be done separately for variable life insurance, survivorship variable life insurance and variable annuity.

        Production Report -    Distribution of Premiums by Issue Age* and Risk
                               Classification Distribution of Face Amount by
                               Issue Age* and Risk Classification Average
                               Premium per policy by Issue Age* and Risk
                               Classification

        Reserve Reports -      Statutory Reserves**
                               Tax Reserves
                               Accumulated Values

The contracting companies will work together in good faith to produce the data needed for reporting on the payments required by the Agreement, reporting to third party reinsurers, and other reporting and tracking needs.


 * For survivorship policies use the joint age.
** Statutory Reserves will be shown separately for the Mission Benefit and the Guaranteed Insurability Option.

                                   SCHEDULE O

              INVESTMENT MANAGEMENT REIMBURSEMENT CREDIT SCHEDULES


SENTINEL/MARKET STREET FUNDS:
With respect to the Market Street Funds (excluding the International portfolio which is not managed by Sentinel Advisors), the credit will be based on the Investment Advisor Fee earned in the 12 months ending on December 31st of the prior year as reported in the Fund's Annual Report. Each of the portfolios earn an Investment Advisor Fee based on a scale which decreases for amounts in excess of a threshold as follows:

         Growth                     Less than $20 Million
                                    $20 to $40 Million
                                    $40 Million and Over

         Aggressive Growth          Less than $20 Million
                                    $20 to $40 Million
                                    $40 Million and Over

         Managed                    Less than $100 Million
                                    $100 Million and Over

         Bond                       Less than $100 Million
                                    $100 Million and Over

         Sentinel Growth            Less than $20 Million
                                    $20 to $40 Million
                                    $40 Million and Over

         Money Market               $0 and Over

The threshold amounts are based on the total amount invested in the funds which include all variable annuity and variable life subaccounts which purchase shares of the underlying portfolios.

STRONG VARIABLE PRODUCTS FUNDS
The Investment Management Reimbursement Credits for the Opportunity Fund II and the Growth Fund II are

ALGER AMERICAN FUNDS
The Investment Management Reimbursement Credits for the Small Cap and the
Growth are      .

VAN ECK
The Investment Management Reimbursement Credit for the Worldwide Bond is      .

JP MORGAN SERIES TRUST II
The Investment Management Reimbursement Credit schedule for International Opportunities and the Small Company is as follows:

                                    Less than $50 Million
                                    $50 Million and Over

The threshold amounts must be met individually for each fund and are measured as the total of all funds in the portfolios from the sale of NLV variable life and variable annuity products through agents and all other NLV distribution channels.

AMERICAN CENTURY VP SERIES
The Investment Management Reimbursement Credit schedule for the Value and the Income & Growth is as follows:

                                    Less than $50 Million
                                    $50 Million and Over

The threshold amounts must be met individually for each fund and are measured as the total of all funds in the portfolios from the sale of NLV variable life and variable annuity products through agents and all other NLV distribution channels.

NEUBERGER & BERMAN ADVISERS MANAGERS TRUST
The Investment Management Reimbursement Credit schedule for the Partners fund is as follows:

                                    Less than $50 Million
                                    $50 Million and Over

The threshold amounts must be met individually for each fund and are measured as the total of all funds in the portfolios from the sale of NLV variable life and variable annuity products through agents and all other NLV distribution channels.

GOLDMAN SACHS VARIABLE INSURANCE TRUST
The Investment Management Reimbursement Credit schedule for the International Equity, Global Income, CORE Small Cap Equity and the Mid Cap Value is as follows:

                                    Less than $50 Million
                                    $50 Million and Over

The threshold amounts must be met individually for each fund and are measured as the total of all funds in the portfolios from the sale of NLV variable life and variable annuity products through agents and all other NLV distribution channels.

                                   SCHEDULE P

                       FIXED ACCOUNT AVERAGE INTEREST RATE

The Fixed Account Average Interest Rate (used in Schedule C) is equal to (A) plus the ratio of (B) to (C), where:

A.            (i.e. product spread of divided by 4) for variable life and (i.e.
              product spread of divided by 4) for variable annuity, an estimate of the average investment spread with respect to the Fixed Account; and,

B. All interest credited to the Fixed Account of the reinsured Contracts during the current quarter; and,

C. The Average Accumulated Value in the Fixed Account . The Average Accumulated Value in the Fixed Account is .5 times the sum of the Accumulated Value in the Fixed Account as of the end of the prior quarter and the Accumulated Value in the Fixed Account as of the end of the quarter.

                              AMENDMENT NUMBER ONE
                                     to the
    Automatic Modified-Coinsurance (Mod-Co) Reinsurance and Service Agreement



                                     Between


                                  NATIONAL LIFE
                                INSURANCE COMPANY


                           of Montpelier, Vermont, USA
                   (REINSURED REFERRED TO AS NLV OR REINSURED)

                                       and



                     (REINSURER REFERRED TO AS OR REINSURER)

       (REFERRED TO JOINTLY AS THE CONTRACTING COMPANIES AND SEPARATELY AS
                         EACH COMPANY OR EITHER COMPANY)

--------------------------------------------------------------------------------




                                     PARTIES

The Reinsurance and Service Agreement (hereinafter "Agreement") and this amendment to the Agreement (hereinafter "Amendment") are made between National Life Insurance Company (hereinafter "NLV") (thereinafter " ").


                                   AMENDMENTS

The parties have agreed to amend the Agreement as follows:

The text of Article XI, "Account Payable Liability", is removed and replaced by the following:

NLV will set up an Account Payable liability in NLV's financial statements equal to one-half of of the excess of the total Accumulated Value associated with the Variable Account of the reinsured policies over the Statutory Reserve associated with the Variable Account of the policies. The Statutory Reserve associated with the Variable Account is defined as the Statutory Reserve, minus the reserves for any riders, times the ratio of the Variable Account Accumulated Value to the Total Accumulated Value. NLV will report the amount of this Account Payable to quarterly. will set up an Account Receivable asset equal to the Account Payable liability NLV sets up. If this amount is negative, then will set up such amount as an Account Payable liability and NLV will set up such amount as an Account Receivable asset.

Section 8, "Replacements", of Article XII, "General Provisions", is removed and replaced by the following:

         8. REPLACEMENTS. NLV AGREES THAT IT WILL IMPOSE A COMMISSION REDUCTION TO AGENTS AND MANAGERS ON LIFE INSURANCE POLICIES AS DISINCENTIVES TO THE REPLACEMENT OF IN FORCE POLICIES WITH THESE CONTRACTS. AGREES THAT IT WILL IMPOSE ITS REGULAR COMMISSION REDUCTIONS (OR A REDUCTION THAT IS SUBSTANTIALLY EQUAL TO ITS NORMAL COMMISSION REDUCTIONS) ON LIFE INSURANCE POLICIES TO AGENTS AND MANAGERS AS DISINCENTIVES TO THE REPLACEMENT OF IN FORCE CONTRACTS WITH POLICIES OR CONTRACTS OR WITH -SPONSORED POLICIES OR CONTRACTS. -SPONSORED POLICIES OR CONTRACTS WILL NOT INCLUDE OTHER VARIABLE PRODUCTS AVAILABLE TO AGENTS THROUGH EQUITY SERVICES, INC. (HEREINAFTER "ESI"). NLV AGREES THAT IT WILL IMPOSE A COMMISSION REDUCTION TO AGENTS AND MANAGERS ON ANNUITY CONTRACTS AS DISINCENTIVES TO THE REPLACEMENT OF IN FORCE ANNUITY CONTRACTS WITH THESE CONTRACTS. THE REDUCTION WILL BE FOR THE REPLACEMENT OF ANNUITY CONTRACTS SUBJECT TO A SURRENDER CHARGE. NO REDUCTION WILL APPLY TO THE REPLACEMENT OF ANNUITY CONTRACTS NOT SUBJECT TO A SURRENDER CHARGE. AGREES THAT IT WILL IMPOSE ITS REGULAR COMMISSION REDUCTIONS (OR A REDUCTION THAT IS SUBSTANTIALLY EQUAL TO ITS NORMAL COMMISSION REDUCTIONS) ON ANNUITY CONTRACTS TO AGENTS AND MANAGERS AS DISINCENTIVES TO THE REPLACEMENT OF IN FORCE CONTRACTS WITH POLICIES OR CONTRACTS OR WITH -SPONSORED POLICIES OR CONTRACTS. -SPONSORED POLICIES OR CONTRACTS WILL NOT INCLUDE OTHER VARIABLE PRODUCTS AVAILABLE TO AGENTS THROUGH ESI.

The text of Schedule G, "Net Marketing Allowance for Annuities", is removed and replaced by the following:

     THE NET MARKETING ALLOWANCE FOR ANNUITIES IS (A) MINUS (B) PLUS
     (C), WHERE:
     (C)  IS THE GROSS DEALER CONCESSION;
     (D)  IS THE REPLACEMENT BALANCE;
     (C)  IS THE COMMISSION REDUCTION OCCURRING UPON ANY
          REPLACEMENT OF THESE CONTRACTS BY OR SPONSORED
          CONTRACTS OR POLICIES, TO THE EXTENT THAT BENEFITS
          FINANCIALLY FROM THE COMMISSION REDUCTION.

     THE GROSS DEALER CONCESSION IS THE AMOUNT PAID (OR CHARGED BACK) TO ESI ON VARIABLE ANNUITY PRODUCTION. THE GROSS DEALER CONCESSION IS REDUCED TO ZERO FOR VARIABLE ANNUITY CONTRACTS WHICH REPLACE ANNUITY CONTRACTS WHICH ARE SUBJECT TO A SURRENDER CHARGE.

     THE REPLACEMENT BALANCE IS THE UNADJUSTED GROSS DEALER CONCESSION MINUS THE GROSS DEALER CONCESSION. THE UNADJUSTED GROSS DEALER CONCESSION IS THE GROSS DEALER CONCESSION THAT WOULD HAVE BEEN PAID HAD THE VARIABLE ANNUITY NOT RESULTED FROM A REPLACEMENT OF A ANNUITY SUBJECT TO A SURRENDER CHARGE. IF THE VARIABLE ANNUITY IS NOT A REPLACEMENT OF A ANNUITY SUBJECT TO A SURRENDER CHARGE, THEN THE REPLACEMENT BALANCE WILL BE ZERO.

     THE UNADJUSTED GROSS DEALER CONCESSION IS EQUAL TO THE FOLLOWING PERCENTAGES OF VARIABLE ANNUITY GROSS PREMIUMS PAID DURING THE MONTH AND VARIABLE ANNUITY CONTRACT VALUES AT THE END OF EACH CALENDAR QUARTER FOR CONTRACTS WHICH HAVE PASSED THEIR FIRST POLICY ANNIVERSARY.

                                  UNADJUSTED GROSS DEALER CONCESSION
        COMPENSATION              PERCENT OF     QUARTERLY PERCENT OF
        SCHEDULE ISSUE AGE        GROSS PREMIUM  CONTRACT VALUE
        1           0-79
                   80-85
        2           0-79
        3          80-85
        3           0-79
                   80-85

Number (2), "Annuity Other Expense Allowances", of Schedule H, "Other Expense Allowances", is removed and replaced by the following:

(2) Annuity Other Expense Allowances equal to the sum of (a), (b), (c), (d) and
(e), where:

    (E) AN ISSUE ALLOWANCE OF PER CONTRACT ISSUED, PAID FOR AND IN FORCE BEYOND THE CONTRACTUAL FREE LOOK PERIOD; AND
    (F) A MONTHLY ADMINISTRATION ALLOWANCE OF PER CONTRACT IN FORCE AT THE END OF THE MONTH IN CALENDAR YEARS 1998 AND 1999 AND INFLATED AT PER CALENDAR YEAR WITH THE FIRST INCREASE TO OCCUR IN THE YEAR 2000; AND

    (G) A DEVELOPMENT ALLOWANCE EQUAL TO OF GROSS PREMIUM PAID IN THE MONTH;
        AND
    (H) A DEATH CLAIM ADMINISTRATION ALLOWANCE (DESCRIBED IN SCHEDULE M) PER ANNUITY DEATH CLAIM PROCESSED; AND
    (I) A WHOLESALING, SALES SUPPORT AND DISTRIBUTOR ALLOWANCE EQUAL TO OF GROSS PREMIUM PAID IN THE MONTH.


                                    EXECUTION

In witness of the above, this Amendment is signed in duplicate at the dates and places indicated and will be effective as of December 31, 1998.

NATIONAL LIFE INSURANCE COMPANY
at Montpelier, Vermont, USA,

on                    , 1999.        on                         , 1999.


By:                                  By:
   Title:                                 Title


By:                                  By:
   Title:                                 Title

                              AMENDMENT NUMBER TWO
                                     to the
    Automatic Modified-Coinsurance (Mod-Co) Reinsurance and Service Agreement



                                     Between


                                  NATIONAL LIFE
                                INSURANCE COMPANY


                           of Montpelier, Vermont, USA
                   (REINSURED REFERRED TO AS NLV OR REINSURED)

                                       and

                     (REINSURER REFERRED TO AS OR REINSURER)

       (REFERRED TO JOINTLY AS THE CONTRACTING COMPANIES AND SEPARATELY AS
                         EACH COMPANY OR EITHER COMPANY)

                                    PARTIES

The Reinsurance and Service Agreement (hereinafter "Agreement") and this amendment to the Agreement (hereinafter "Amendment") are made between National Life Insurance Company (hereinafter "NLV") and (hereinafter " ").


                                   AMENDMENTS

The parties have agreed to amend the Agreement as follows:

The text of Schedule F, "Net Marketing Allowance for Life Insurance", is removed and replaced by the following:

        THE NET MARKETING ALLOWANCE FOR LIFE INSURANCE IS EQUAL TO THE FOLLOWING PERCENTAGES OF VARIABLE LIFE INSURANCE AGENT AND MANAGER COMMISSION PAID DURING THE MONTH, (A) UP TO COMMISSIONABLE TARGET PREMIUM AND (B) IN EXCESS OF COMMISSIONABLE TARGET PREMIUM;

                               (A)              (B)

                 POLICY    UP TO TARGET      IN EXCESS OF
                 YEAR      PREMIUM           TARGET PREMIUM
                 1
                 2-5
                 6-10
                 11+

        PLUS OF AGENT AND MANAGER COMMISSIONS PAID WITH RESPECT TO ANY INCREASES IN VARIABLE LIFE INSURANCE COVERAGE;

        MINUS OF ALL AGENT AND MANAGER COMMISSIONS CHARGED BACK ON VARIABLE LIFE INSURANCE DURING THE MONTH;

        PLUS, WITH RESPECT TO CHARGE BACKS DUE TO EARLY LAPSE OF INDIVIDUAL VARIABLE LIFE INSURANCE IF THE VOLUME THERE OF IS MATERIAL, OF ALL AGENT AND MANAGER COMMISSIONS CHARGED BACK, SUCH AMOUNT TO BE DETERMINED NO EARLIER THAN THE FIRST ANNIVERSARY OF THIS AGREEMENT;

        MINUS, WITH RESPECT TO TERM CONVERSIONS IF THE VOLUME THEREOF IS MATERIAL, A MUTUALLY AGREED UPON AMOUNT, SUCH AMOUNT TO BE DETERMINED NO EARLIER THAN THE FIRST ANNIVERSARY OF THIS AGREEMENT;

        MINUS THE FOLLOWING PERCENTAGES OF VARIABLE LIFE INSURANCE AGENT AND MANAGER COMMISSION PAID DURING THE MONTH UP TO COMMISSIONABLE TARGET PREMIUM WITH RESPECT TO POLICIES WHICH REPLACE INFORCE POLICIES;


                   POLICY   UP TO TARGET
                   YEAR     PREMIUM
                   1
                   2-5
                   6-10

        PLUS THE COMMISSION REDUCTIONS OCCURRING UPON ANY REPLACEMENT OF THESE CONTRACTS BY OR SPONSORED CONTRACTS OR POLICIES, TO THE EXTENT THAT BENEFITS FINANCIALLY FROM THE COMMISSION REDUCTION.

        COMMISSIONABLE TARGET PREMIUM IS THAT PORTION OF THE PAID PREMIUM WHICH GENERATES FULL FIRST YEAR AND RENEWAL YEAR COMPENSATION TO AGENTS AND MANAGERS ACCORDING TO TABLES ON FILE AT NLV. COMMISSIONABLE TARGET PREMIUM IS REDUCED FOR TERM CONVERSIONS BY THE AMOUNT OF CREDIT EXTENDED TO THE POLICYHOLDER. COMMISSIONABLE TARGET PREMIUM IS REDUCED FOR REPLACEMENTS OF OR NLV IN FORCE POLICIES BY A FACTOR OF

                                    EXECUTION

In witness of the above, this Amendment is signed in duplicate at the dates and places indicated and will be effective for premium received after November 19, 1999.

NATIONAL LIFE INSURANCE COMPANY
at Montpelier, Vermont, USA,

on                         , 1999.        on                          , 1999.


By:                                       By:
   Title:                                      Title


By:                                       By:
   Title:                                      Title

                             AMENDMENT NUMBER THREE
                                     to the
    Automatic Modified-Coinsurance (Mod-Co) Reinsurance and Service Agreement



                                     Between


                                  NATIONAL LIFE
                                INSURANCE COMPANY


                           of Montpelier, Vermont, USA
                   (REINSURED REFERRED TO AS NLV OR REINSURED)

                                       and


                     (REINSURER REFERRED TO AS OR REINSURER)

       (REFERRED TO JOINTLY AS THE CONTRACTING COMPANIES AND SEPARATELY AS
                         EACH COMPANY OR EITHER COMPANY)

                                     PARTIES

The Reinsurance and Service Agreement (hereinafter "Agreement") and this amendment to the Agreement (hereinafter "Amendment") are made between National Life Insurance Company (hereinafter "NLV") and (hereinafter " ").

                                   AMENDMENTS

The parties have agreed to replace Schedule K with the following Effective November 15, 2000:

                                   SCHEDULE K

                            TERM REINSURANCE PREMIUM

The Term Reinsurance Premium is equal to (1) times (2), where:
         (1) The Term Reinsurance Rates shown below; and
         (2) The Net Amount at Risk on the policy anniversary for each life insurance policy, other than a survivorship life insurance policy, which is commencing a policy year during the current month. The Net Amount at Risk is equal to (a) minus (b) where:

           (c) The Death Benefit, before diminution for policy loans and excluding benefits under the Accidental Death Benefit rider, at that time; and

           (d) The Accumulated Value, before diminution for policy loans, at that time.

         For the purposes of the Net Amount at Risk calculation, the Death Benefit equals the greater of the Accumulated Value times the corridor factor and Face Amount for Option A contracts and it equals the greater of the Accumulated Value times the corridor factor and the Face Amount plus the Accumulated Value for Option B contracts.

                             TERM REINSURANCE RATES

         The Term Reinsurance Rates are the following percentages of 's Q9495 Mortality Table plus $0.08 per thousand per year.

   SMOKER STATUS     FACE AMOUNT                UNDERWRITING CLASS                 PERCENTAGE
   ------------      -----------------          --------------------------         ----------
   Non-Tobacco       $50,000-$99,999            Elite &Preferred &Standard
                     $100,000-$249,999          Elite & Preferred
                                                Standard
                     $250,000+                  Elite &Preferred
                                                Standard
   Tobacco           $50,000+                   Preferred & Standard

         For substandard business, 's Q9495 Mortality Table is multiplied by the corresponding substandard rating factor (25% per table) and adjusted by the corresponding flat extra rating.

             's Q9495 Mortality Table is attached in Schedule L.

         These Term Reinsurance Rates are not guaranteed for more than one year. On all Contracts reinsured at these rates, however, anticipates continuing to accept premiums on the basis of these rates. If these rates are changed by with respect to Contracts already reinsured, NLV has the right to cancel the term reinsurance arrangement with respect to both Contracts already reinsured and new business. must give NLV a 30 day notice of its intent to change the rates. If NLV decides to cancel the term reinsurance arrangement, then the reinsurance will be recaptured no earlier than the date that the new rates are scheduled to go in to effect. With respect to reinsurance recaptured, there will be no cash flows associated with Article V and Article VI(2).


                                    EXECUTION

In witness of the above, this Amendment is signed in duplicate at the dates and places indicated and will be effective as of November 15, 2000.

NATIONAL LIFE INSURANCE COMPANY
at Montpelier, Vermont, USA,

on                       , 2001.        on                              , 2001.


By:                                     By:
   Title:                                    Title


By:                                     By:
   Title:                                    Title

                              AMENDMENT NUMBER FOUR
                                     to the
    Automatic Modified-Coinsurance (Mod-Co) Reinsurance and Service Agreement



                                     Between


                                  NATIONAL LIFE
                                INSURANCE COMPANY


                           of Montpelier, Vermont, USA
                   (REINSURED REFERRED TO AS NLV OR REINSURED)

                                       and




                     (REINSURER REFERRED TO AS OR REINSURER)

       (REFERRED TO JOINTLY AS THE CONTRACTING COMPANIES AND SEPARATELY AS
                         EACH COMPANY OR EITHER COMPANY)

                                     PARTIES

    The Reinsurance and Service Agreement (hereinafter "Agreement") and this amendment to the Agreement (hereinafter "Amendment") are made between National Life Insurance Company (hereinafter "NLV") and (hereinafter " ").



                                    AMENDMENT



The parties have agreed to amend the Agreement as follows, in recognition of the addition of Compensation Schedule #4 and to clarify the compensation paid as a percent of the Contract value:

The text of Schedule G, "Net Marketing Allowance for Annuities", is removed and replaced by the following:


THE NET MARKETING ALLOWANCE FOR ANNUITIES IS (A) MINUS (B) PLUS (C), WHERE:
(E)      IS THE GROSS DEALER CONCESSION;
(F)      IS THE REPLACEMENT BALANCE;
(C) IS THE COMMISSION REDUCTION OCCURRING UPON ANY REPLACEMENT OF THESE CONTRACTS BY OR SPONSORED CONTRACTS OR POLICIES, TO THE EXTENT THAT BENEFITS FINANCIALLY FROM THE COMMISSION REDUCTION.

THE GROSS DEALER CONCESSION IS THE AMOUNT PAID (OR CHARGED BACK) TO ESI ON VARIABLE ANNUITY PRODUCTION. THE GROSS DEALER CONCESSION IS REDUCED FOR VARIABLE ANNUITY CONTRACTS WHICH REPLACE ANNUITY CONTRACTS. THE REDUCTION IS FOR THE REPLACEMENT OF ANNUITY CONTRACTS NOT SUBJECT TO A SURRENDER CHARGE AND FOR ANNUITY CONTRACTS SUBJECT TO A SURRENDER CHARGE.

THE REPLACEMENT BALANCE IS THE UNADJUSTED GROSS DEALER CONCESSION MINUS THE GROSS DEALER CONCESSION. THE UNADJUSTED GROSS DEALER CONCESSION IS THE GROSS DEALER CONCESSION THAT WOULD HAVE BEEN PAID HAD THE VARIABLE ANNUITY NOT RESULTED FROM A REPLACEMENT OF A ANNUITY. IF THE VARIABLE ANNUITY IS NOT A REPLACEMENT OF A ANNUITY, THEN THE REPLACEMENT BALANCE WILL BE ZERO.

THE UNADJUSTED GROSS DEALER CONCESSION IS EQUAL TO THE FOLLOWING PERCENTAGES OF VARIABLE ANNUITY GROSS PREMIUMS PAID DURING THE MONTH AND VARIABLE ANNUITY CONTRACT VALUES AT THE END OF EACH CALENDAR QUARTER FOR CONTRACTS WHICH HAVE PASSED THEIR FIRST POLICY ANNIVERSARY.

        UNADJUSTED GROSS DEALER CONCESSION

        COMPENSATION                     PERCENT OF        ANNUALIZED PERCENT OF
        SCHEDULE         ISSUE AGE       GROSS PREMIUM       CONTRACT VALUE*
        1                0-79
                         80-85
        2                0-79
                         80-85
        3                0-79
                         80-85
        4                0-85


* TO DETERMINE COMPENSATION, THE ABOVE PERCENTAGES DIVIDED BY FOUR SHALL BE APPLIED TO THE CONTRACT VALUES ON A QUARTERLY BASIS.

                                    EXECUTION

In witness of the above, this Amendment is signed in duplicate at the dates and places indicated and is effective as of October 1, 1999.

NATIONAL LIFE INSURANCE COMPANY
at Montpelier, Vermont, USA,

on                    , 2002.        on                            , 2002.


By:                                  By:
   Title:                                 Title


By:                                  By:
   Title:                                 Title

                              AMENDMENT NUMBER FIVE
                                     to the
    Automatic Modified-Coinsurance (Mod-Co) Reinsurance and Service Agreement



                                     Between


                                  NATIONAL LIFE
                                INSURANCE COMPANY


                           of Montpelier, Vermont, USA
                   (REINSURED REFERRED TO AS NLV OR REINSURED)

                                       and




                     (REINSURER REFERRED TO AS OR REINSURER)

       (REFERRED TO JOINTLY AS THE CONTRACTING COMPANIES AND SEPARATELY AS
                         EACH COMPANY OR EITHER COMPANY)

                                     PARTIES

    The Reinsurance and Service Agreement (hereinafter "Agreement") and this amendment to the Agreement (hereinafter "Amendment") are made between National Life Insurance Company (hereinafter "NLV") and (hereinafter " ").



                                    AMENDMENT



To incorporate riders added after the effective date of the treaty, the parties have agreed to amend the Agreement as follows:

The text of Schedule A, "The Contracts", is removed and replaced by the following:

THE FOLLOWING POLICY FORMS AND RIDERS THERETO AND ANY STATE VARIATIONS THEREOF, ARE SUBJECT TO THE REINSURANCE HEREUNDER:

VARITRAK (VARIABLE UNIVERSAL LIFE):  FORM 7206
         RIDERS:  GUARANTEED DEATH BENEFIT RIDER:  FORM 7211 :  GUARANTEES DEATH BENEFIT FOR SPECIFIED PERIOD
                           REGARDLESS OF FUND PERFORMANCE
                   RIDER FOR WAIVER OF MONTHLY DEDUCTIONS:  FORM 7208 :  WAIVES MONTHLY
                           DEDUCTIONS UPON DISABILITY
                   RIDER FOR GUARANTEED INSURABILITY OPTIONS:  FORM 7210 :  PROVIDES RIGHT
                           TO PURCHASE NEW INSURANCE WITHOUT EVIDENCE OF INSURABILITY
                   RIDER FOR ACCIDENTAL DEATH BENEFIT:  FORM 7209 :  PROVIDES ADDITIONAL
                           DEATH BENEFIT IF DEATH RESULTS FROM ACCIDENT
                   RIDER FOR ACCELERATED DEATH BENEFIT: FORMS 0092, 7490, 7493:  PROVIDES FOR PAYMENT OF DEATH
   BENEFIT UPON CERTAIN TERMINAL ILLNESS EVENTS IN LIEU OF PAYMENT UPON DEATH
                   DISABILITY BENEFIT:  FORM 7741:   PAYMENT OF MISSION COSTS
                   ADDITIONAL PROTECTION BENEFIT RIDER:  FORMS 7956, 7957:  PROVIDES EXTRA DEATH BENEFIT
                           PROTECTION
                   ACCELERATED CARE RIDER:  FORM 9249:  PROVIDES FOR PAYMENT OF NON-DISCOUNTED DEATH BENEFIT UPON
                           CERTAIN CHRONIC ILLNESSES IN LIEU OF PAYMENT UPON DEATH
                   CHRONIC CARE PROTECTION RIDER:  FORMS 9250, 9251:  PROVIDES FOR LONG TERM CARE PROTECTION
                           AFTER THE DEATH BENEFIT HAS BEEN ACCELERATED
                   NO LAPSE GUARANTEE RIDER:  FORM 9422:  GUARANTEES THE FACE AMOUNT REGARDLESS OF THE CASH
                           SURRENDER VALUE IF CERTAIN CONDITIONS ARE MET
                    SENTINEL ESTATE PROVIDER (SURVIVORSHIP VARIABLE UNIVERSAL LIFE): FORM 7461
         RIDERS:  CONTINUING COVERAGE RIDER:  FORM 7462 :  CONTINUES COVERAGE BEYOND
                           AGE 100
                  ADDITIONAL PROTECTION BENEFIT RIDER:  FORM 7463:  PROVIDES ADDITIONAL
                           SURVIVORSHIP DEATH BENEFIT
                  GUARANTEED DEATH BENEFIT RIDER:  FORM 7464 :  GUARANTEES DEATH BENEFIT
                           FOR SPECIFIED PERIOD REGARDLESS OF FUND PERFORMANCE
                  POLICY   SPLIT OPTION RIDER: FORM 7465 : ALLOWS POLICY TO BE
                           SPLIT INTO TWO INDIVIDUAL LIFE POLICIES IF FEDERAL
                           ESTATE TAX LAW CHANGES OR IF THE INSUREDS DIVORCE
                           NOTE: IF AT THE TIME OF THE SPLIT, THE NEW INDIVIDUAL
                           POLICIES ARE SUBJECT TO A REINSURANCE AGREEMENT
                           BETWEEN THE PARTIES, THEN THE NEW POLICIES WILL BE
                           REINSURED. OTHERWISE THE NEW POLICIES WILL NOT BE
                           REINSURED.
                  ENHANCED DEATH BENEFIT RIDER:  FORM 7466 :  PROVIDES FOR INCREASED
                           SURVIVORSHIP DEATH BENEFIT AT A TARGETED AGE OF THE YOUNGER INSURED
                  ESTATE PRESERVATION RIDER:  FORM 7467 :  PROVIDES FOUR YEARS OF ADDITIONA
                           SURVIVORSHIP DEATH BENEFIT
                  ANNUALLY RENEWABLE TERM RIDER:  FORM 7468 :  PROVIDES ADDITIONAL
                           INDIVIDUAL TERM LIFE INSURANCE ON EITHER OR BOTH OF THE TWO INSUREDS
                  AUTOMATIC INCREASE RIDER:  FORM 7630 :  PROVIDES REGULAR INCREASES IN
                           SURVIVORSHIP DEATH BENEFIT
SENTINEL ADVANTAGE (VARIABLE ANNUITY):  FORM 7400
         RIDERS:  ENHANCED DEATH BENEFIT RIDER:  FORM 7417 :  PROVIDES DEATH BENEFIT
                           (PRIOR TO AGE 81) IN AN AMOUNT GREATER THAN ACCUMULATED VALUE.
                   ACCELERATED BENEFIT RIDER:  FORMS 9304, 9305:  PROVIDES FOR PAYMENT OF DEATH BENEFIT UPON
                           CERTAIN TERMINAL AND CHRONIC ILLNESSES IN LIEU OF PAYMENT UPON DEATH



                                    EXECUTION

In witness of the above, this Amendment is signed in duplicate at the dates and places indicated and is effective as of February 1, 2001.

NATIONAL LIFE INSURANCE COMPANY
at Montpelier, Vermont, USA,

on                      , 2002.        on                               , 2002.


By:                                    By:
   Title:                                   Title


By:                                    By:
   Title:                                   Title

                              AMENDMENT NUMBER SIX
                                     to the
    Automatic Modified-Coinsurance (Mod-Co) Reinsurance and Service Agreement



                                     Between


                                  NATIONAL LIFE
                                INSURANCE COMPANY


                           of Montpelier, Vermont, USA
                   (REINSURED REFERRED TO AS NLV OR REINSURED)

                                       and




                     (REINSURER REFERRED TO AS OR REINSURER)

       (REFERRED TO JOINTLY AS THE CONTRACTING COMPANIES AND SEPARATELY AS
                         EACH COMPANY OR EITHER COMPANY)

                                     PARTIES

The Reinsurance and Service Agreement (hereinafter "Agreement") and this amendment to the Agreement (hereinafter "Amendment") are made between National Life Insurance Company (hereinafter "NLV") and (hereinafter " ").



                                    AMENDMENT


To incorporate the handling of Accelerated Benefit rider (ABR) and Accelerated Care rider (ACR) benefits, the parties have agreed to amend the Agreement as follows:


THE TEXT OF THE FIRST THREE PARAGRAPHS OF ARTICLE VI IS REMOVED AND REPLACED BY THE FOLLOWING:


                                  DEATH CLAIMS

FOR EACH CLAIM FOR DEATH BENEFITS UNDER THE LIFE INSURANCE CONTRACTS, SHALL PAY NLV THE SUM OF (1) DEATH BENEFITS PURSUANT TO THE MODIFIED COINSURANCE ARRANGEMENT AND (2) DEATH BENEFITS PURSUANT TO THE TERM REINSURANCE ARRANGEMENT, CALCULATED ACCORDING TO THE FOLLOWING:

1. WITH RESPECT TO THE MODIFIED COINSURANCE ARRANGEMENT, ONE-HALF OF THE DEATH BENEFITS PAID TO POLICYHOLDERS BEFORE DIMINUTION FOR POLICY LOANS AND WITHOUT DEDUCTION OF ACCUMULATED VALUE, INCLUDING BENEFITS UNDER THE ACCIDENTAL DEATH BENEFIT RIDER, WITHOUT DEDUCTION OF RESERVES, AND INCLUDING BENEFITS UNDER THE ACCELERATED DEATH BENEFIT RIDER AND ACCELERATED CARE RIDER, BEFORE DIMINUTION FOR POLICY LOANS AND WITHOUT DEDUCTION OF ACCUMULATED VALUE. THESE DEATH BENEFITS ARE PAID TO NLV ON A SINGLE SUM BASIS; WILL NOT PARTICIPATE IN ANY PERIODIC SETTLEMENT OF THESE BENEFITS TO POLICYHOLDERS.

3. With respect to NON-ACCELERATED DEATH BENEFITS UNDER the term reinsurance arrangement, one-half of (a) minus one-half of
                  (b), where:

         (b) = Death Benefit, on contracts other than survivorship life contracts, determined as of the beginning of the policy year of death, before diminution for policy loans, excluding benefits under the Accidental Death Benefit rider. These Death Benefits are paid to NLV on a single sum basis; will not participate in any periodic settlement for these benefits to policyholders.

         (b) = Accumulated Value, determined as of the beginning of the policy year of death, before diminution for policy loans, with respect to the Death Benefits in (a) above.

     SHALL ALSO PAY A PORTION OF THE ACCELERATED DEATH BENEFITS UNDER THE
         ACCELERATED BENEFIT RIDER AND ACCELERATED CARE RIDER. THE METHOD USED TO CALCULATE BENEFITS PAID UNDER THESE RIDERS IS SET FORTH IN SCHEDULE Q.


The text of Schedule E (2) is removed and replaced by the following:

(2) Annuity Claims which equal the sum of (a), (b), and (c), where:
(D) DEATH BENEFITS PAID, WITHOUT DEDUCTION FOR ACCUMULATED VALUE, INCLUDING BENEFITS UNDER THE ACCELERATED BENEFIT RIDER; AND
(E) SURRENDERS PAID, NET OF ANY SURRENDER CHARGES; AND (F) WITHDRAWALS PAID, NET OF ANY SURRENDER CHARGES.


SCHEDULE Q IS APPENDED:

                                   SCHEDULE Q


     Calculation of ABR/ACR Benefits under the Term Reinsurance Arrangement shall pay one-half of the Present Value of Benefits (PVB) minus one-half of the Present Value of Premiums (PVP), where PVB and PVP are defined as follows:

PVB = the present value of the future Net Amounts at Risk (NAR) corresponding to the amount of death benefit being accelerated. The initial NAR will be equal to the NAR at the time of acceleration and will be graded down linearly to zero at the maturity of the policy.
PVP = the present value of future YRT reinsurance premiums calculated using the rates that is charging NL at the time of acceleration. The NAR will be calculated as described above.

Interest and mortality rates used in discounting the above values shall be the rates used in the calculation of the accelerated benefit to be paid to the policyholder.

If there are a substantial number of accelerations, this calculation method may be reviewed at the request of either party.

                                    EXECUTION

In witness of the above, this Amendment is signed in duplicate at the dates and places indicated and is effective as of June 1, 2002.

NATIONAL LIFE INSURANCE COMPANY
at Montpelier, Vermont, USA,

on                      , 2003.        on                           , 2003.


By:                                    By:
   Title:                                   Title


By:                                    By:
   Title:                                   Title

                             AMENDMENT NUMBER SEVEN
                                     to the
    Automatic Modified-Coinsurance (Mod-Co) Reinsurance and Service Agreement



                                     Between


                                  NATIONAL LIFE
                                INSURANCE COMPANY


                           of Montpelier, Vermont, USA
                   (REINSURED REFERRED TO AS NLV OR REINSURED)

                                       and




                     (REINSURER REFERRED TO AS OR REINSURER)

       (REFERRED TO JOINTLY AS THE CONTRACTING COMPANIES AND SEPARATELY AS
                         EACH COMPANY OR EITHER COMPANY)

                                     PARTIES

The Reinsurance and Service Agreement (hereinafter "Agreement") and this amendment to the Agreement (hereinafter "Amendment") are made between National Life Insurance Company (hereinafter "NLV") and (hereinafter " ").



                                    AMENDMENT

To incorporate third party automatic quota share reinsurance, the parties have agreed to amend the Agreement as follows:

The text of Article III (1) is removed and replaced by the following:

1. ONE-HALF THE GROSS PREMIUMS COLLECTED FOR THE CONTRACTS DURING THE MONTH MINUS ONE-HALF OF THE REINSURANCE PREMIUMS PAID ON THE CONTRACTS BY NLV TO THIRD PARTY REINSURERS ON AN AUTOMATIC QUOTA SHARE BASIS PLUS ONE-HALF OF AMOUNTS PAID BY THIRD PARTY REINSURERS FOR REIMBURSEMENT OF CLAIMS UNDER THE NO LAPSE GUARANTEE RIDER. GROSS PREMIUM IS THE PREMIUM PAID TO NLV BY POLICYHOLDERS, MINUS ANY PREMIUM RETURNED BY NLV TO POLICYHOLDERS, PRIOR TO ANY PERCENT-OF-PREMIUM CHARGES.

The text of Article IV (1) is removed and replaced by the following:

1. ONE-HALF OF THE FIXED ACCOUNT MODIFIED COINSURANCE RESERVE ADJUSTMENT AND ONE-HALF OF THE POLICY LOAN ACCOUNT MODIFIED COINSURANCE RESERVE ADJUSTMENT ON THE CONTRACTS DURING THE QUARTER (PER SCHEDULE I). FOR THE PURPOSES OF THIS AGREEMENT, STATUTORY RESERVES INCLUDE RESERVES FOR ACTIVE POLICIES, INCURRED BUT NOT REPORTED RESERVES, CLAIM RESERVES AND RESERVES FOR RIDER BENEFITS, NET OF ANY RESERVE CREDIT ASSOCIATED WITH THIRD PARTY AUTOMATIC QUOTA SHARE REINSURANCE.

The text of the first paragraph of Article V is removed and replaced by the following:

ALL SINGLE LIFE INSURANCE CONTRACTS THAT ARE NOT REINSURED ON AN AUTOMATIC QUOTA SHARE BASIS BY NLV WITH THIRD PARTY REINSURERS WILL BE SUBJECT TO A TERM REINSURANCE ARRANGEMENT WHEREBY NLV WILL CEDE ITS ONE-HALF OF THE MORTALITY RISK TO . ALL PREMIUMS UNDER THIS TERM REINSURANCE ARRANGEMENT WILL BE DUE AT THE END OF EACH CALENDAR MONTH BASED ON THE ACTIVITY DURING THE MONTH.

CRITERIA FOR INCLUSION IN THE THIRD PARTY AUTOMATIC QUOTA SHARE REINSURANCE
PROGRAM:
o        STANDARD RATING
o        AGES 0-75:  MAXIMUM OF $15,000,000 PER LIFE
o        AGES 76-80:  MAXIMUM OF $5,000,000 PER LIFE

THE TEXT OF ARTICLE VI IS REMOVED AND REPLACED BY THE FOLLOWING:

                                  DEATH CLAIMS

FOR EACH CLAIM FOR DEATH BENEFITS UNDER THE LIFE INSURANCE CONTRACTS, SHALL PAY NLV THE SUM OF (1) DEATH BENEFITS PURSUANT TO THE MODIFIED COINSURANCE ARRANGEMENT AND (2) DEATH BENEFITS PURSUANT TO THE TERM REINSURANCE ARRANGEMENT, CALCULATED ACCORDING TO THE FOLLOWING:

1. WITH RESPECT TO THE MODIFIED COINSURANCE ARRANGEMENT, ONE-HALF OF THE DEATH BENEFITS PAID TO POLICYHOLDERS, MINUS ONE-HALF OF DEATH BENEFITS PAID BY THIRD PARTY REINSURERS TO NLV UNDER AUTOMATIC QUOTA SHARE ARRANGEMENTS, BEFORE DIMINUTION FOR POLICY LOANS AND WITHOUT DEDUCTION OF ACCUMULATED VALUE, INCLUDING BENEFITS UNDER THE ACCIDENTAL DEATH BENEFIT RIDER, WITHOUT DEDUCTION OF RESERVES, AND INCLUDING BENEFITS UNDER THE ACCELERATED DEATH BENEFIT RIDER AND ACCELERATED CARE RIDER, BEFORE DIMINUTION FOR POLICY LOANS AND WITHOUT DEDUCTION OF ACCUMULATED VALUE. BENEFITS UNDER THE CHRONIC CARE PROTECTION RIDER SHALL BE EXCLUDED. THESE DEATH BENEFITS ARE PAID TO NLV ON A SINGLE SUM BASIS; WILL NOT PARTICIPATE IN ANY PERIODIC SETTLEMENT OF THESE BENEFITS TO POLICYHOLDERS.

2. With respect to NON-ACCELERATED DEATH BENEFITS UNDER the term reinsurance arrangement, one-half of (a) minus one-half of (b), where:

         (c) = Death Benefit, on contracts other than survivorship life contracts, determined as of the beginning of the policy year of death, before diminution for policy loans, excluding benefits under the Accidental Death Benefit rider AND CHRONIC CARE PROTECTION RIDER. These Death Benefits are paid to NLV on a single sum basis; will not participate in any periodic settlement for these benefits to policyholders.

         (b) = Accumulated Value, determined as of the beginning of the policy year of death, before diminution for policy loans, with respect to the Death Benefits in (a) above.

     shall also pay a portion of the accelerated death benefits under the Accelerated Benefit rider and Accelerated Care rider. The method used to calculate Benefits paid under these riders is set forth in Schedule Q.

     FOR LIFE CONTRACTS SUBJECT TO THE TERM REINSURANCE ARRANGEMENT, HAS ASSUMED 100% OF THE MORTALITY RISK WITH RESPECT TO THE REINSURED CONTRACTS AND WILL PERFORM DEATH CLAIM ADMINISTRATION SERVICES RELATED TO THE VALIDATION OF CLAIMS. THEREFORE, WILL HAVE UNILATERAL DISCRETION WITH RESPECT TO DECISIONS REGARDING CLAIMS FOR DEATH BENEFITS, INCLUDING DECISIONS TO CONTEST THE CLAIM OR THE POLICY. WILL BEAR ALL COSTS ASSOCIATED WITH THE INVESTIGATION AND SETTLEMENT OF DEATH CLAIMS OR LAWSUITS WITH RESPECT THERETO.

     FOR LIFE CONTRACTS NOT SUBJECT TO THE TERM REINSURANCE ARRANGEMENT, AND NLV HAVE EACH ASSUMED 50% OF THE MORTALITY RISK NET OF THIRD PARTY AUTOMATIC QUOTA SHARE REINSURANCE WITH RESPECT TO THE REINSURED CONTRACTS, BUT WILL PERFORM DEATH CLAIM ADMINISTRATION SERVICES RELATED TO THE VALIDATION OF CLAIMS. ALL DEATH CLAIMS MADE ON THE UNDERLYING POLICIES, WHEN SETTLED BY IN GOOD FAITH WILL BE BINDING ON NLV. WILL NOTIFY NLV PROMPTLY OF SUCH OBLIGATIONS AS THEY BECOME KNOWN TO . WILL GIVE NLV PROMPT NOTICE OF ANY CLAIM SUBMITTED ON ANY UNDERLYING POLICY AND PROMPT NOTICE OF ANY LEGAL PROCEEDINGS AS THEY BECOME KNOWN TO . WILL FURNISH TO NLV COPIES OF DOCUMENTS BEARING ON SUCH CLAIMS OR LEGAL PROCEEDINGS UPON REQUEST. MUST PROMPTLY NOTIFY NLV OF 'S INTENT TO CONTEST INSURANCE UNDER ANY SUCH CONTRACT OR TO ASSERT DEFENSES TO A CLAIM UNDER ANY SUCH CONTRACT. NLV AND ITS THIRD PARTY REINSURERS WILL RESERVE THE RIGHT TO EXAMINE ANY MATERIALS OBTAINED ON ANY INVESTIGATION. IF NLV AND ITS THIRD PARTY REINSURERS AGREE TO PARTICIPATE IN AND SHARE EQUALLY IN THE EXPENSES OF THE CONTEST OR ASSERTION OF DEFENSES, AND IF SUCH CONTEST OR ASSERTION RESULTS IN THE REDUCTION OF LIABILITY, NLV, ITS THIRD PARTY REINSURERS, AND WILL SHARE IN THE REDUCTION IN PROPORTION TO THEIR SHARE OF THE RISK. IF NLV AND ITS THIRD PARTY REINSURERS SHOULD DECLINE TO PARTICIPATE IN AND SHARE THE EXPENSES OF THE CONTEST OR ASSERTION OF DEFENSES, NLV AND ITS THIRD PARTY REINSURERS WILL PAY THEIR PROPORTIONAL SHARE OF THE CLAIM AND WILL NOT SHARE IN ANY REDUCTION OF LIABILITY.

     FOR ANNUITY CONTRACTS, AND NLV HAVE EACH ASSUMED 50% OF THE MORTALITY RISK WITH RESPECT TO THE REINSURED CONTRACTS, BUT NLV WILL PERFORM DEATH CLAIM ADMINISTRATION SERVICES RELATED TO THE VALIDATION OF CLAIMS. ALL DEATH CLAIMS MADE ON THE UNDERLYING POLICIES, WHEN SETTLED BY NLV IN GOOD FAITH WILL BE BINDING ON . NLV WILL NOTIFY PROMPTLY OF SUCH OBLIGATIONS AS THEY BECOME KNOWN TO NLV. NLV WILL GIVE PROMPT NOTICE OF ANY CLAIM SUBMITTED ON ANY UNDERLYING POLICY AND PROMPT NOTICE OF ANY LEGAL PROCEEDINGS AS THEY BECOME KNOWN TO NLV. NLV WILL FURNISH TO COPIES OF DOCUMENTS BEARING ON SUCH CLAIMS OR LEGAL PROCEEDINGS UPON REQUEST. NLV MUST PROMPTLY NOTIFY OF NLV'S INTENT TO CONTEST THE DEATH BENEFIT UNDER ANY SUCH CONTRACT OR TO ASSERT DEFENSES TO A CLAIM UNDER ANY SUCH CONTRACT. WILL RESERVE THE RIGHT TO EXAMINE ANY MATERIALS OBTAINED ON ANY INVESTIGATION. IF AGREES TO PARTICIPATE IN AND SHARE EQUALLY IN THE EXPENSES OF THE CONTEST OR ASSERTION OF DEFENSES, AND IF SUCH CONTEST OR ASSERTION RESULTS IN THE REDUCTION OF LIABILITY, AND NLV WILL SHARE IN THE REDUCTION EQUALLY. IF SHOULD DECLINE TO PARTICIPATE IN AND SHARE THE EXPENSES OF THE CONTEST OR ASSERTION OF DEFENSES, WILL PAY ITS PROPORTIONAL SHARE OF THE CLAIM AND WILL NOT SHARE IN ANY REDUCTION OF LIABILITY.

     FOR ALL LIFE AND ANNUITY DEATH CLAIMS, NLV WILL PERFORM DEATH CLAIM ADMINISTRATION SERVICES RELATED TO THE POLICY AND CLAIM ADMINISTRATIVE SYSTEMS, FULFILL TAX REPORTING RESPONSIBILITIES, AND DISBURSE FUNDS. NLV WILL PERFORM ALL SERVICES RELATED TO WAIVER CLAIMS.

     FOR ALL LIFE AND ANNUITY DEATH CLAIMS, WHICHEVER PARTY RECEIVES THE INITIAL NOTICE OF CLAIM FROM A POLICYHOLDER SHALL PROMPTLY NOTIFY THE OTHER PARTY OF THIS EVENT.


The text of Article IX (1) is removed and replaced by the following:

3. TAX RESERVE ADJUSTMENT. THE TAX RESERVE ADJUSTMENT, PAID QUARTERLY BY TO NLV, IS EQUAL TO ONE-HALF OF THE EXCESS OF (A) OVER (B), MULTIPLIED BY THE RATIO OF (C) TO (D), WHERE:

         (A) THE STATUTORY RESERVE WITH RESPECT TO THE CONTRACTS AT THE END OF THE CURRENT QUARTER MINUS THE TAX RESERVE WITH RESPECT TO THE CONTRACTS AT THE END OF THE CURRENT QUARTER; AND

         (B) THE STATUTORY RESERVE WITH RESPECT TO THE CONTRACTS AT THE END OF THE PRECEDING QUARTER MINUS THE TAX RESERVE WITH RESPECT TO THE CONTRACTS AT THE END OF THE PRECEDING QUARTER; AND

         (C) .35, WHICH IS THE FEDERAL INCOME TAX RATE; AND

         (D) .65 WHICH IS ONE MINUS THE FEDERAL INCOME TAX RATE OF .35.

         STATUTORY AND TAX RESERVES SHALL BE NET OF ANY RESERVE CREDIT ASSOCIATED WITH THIRD PARTY AUTOMATIC QUOTA SHARE REINSURANCE.

         IF THIS ADJUSTMENT IS NEGATIVE, THEN IT WILL BE PAID BY NLV TO . IN THE EVENT THAT THE FEDERAL INCOME TAX RATE CHANGES, THE CONTRACTING COMPANIES WILL ADJUST THE RATE USED IN (C) AND (D) ABOVE ACCORDINGLY.



                                    EXECUTION

In witness of the above, this Amendment is signed in duplicate at the dates and places indicated and is effective as of July 1, 2002.

NATIONAL LIFE INSURANCE COMPANY
at Montpelier, Vermont, USA,

on                     , 2003.        on                                 , 2003.


By:                                   By:
   Title:                                  Title


By:                                   By:
   Title:                                  Title

                             AMENDMENT NUMBER EIGHT
                                     to the
    Automatic Modified-Coinsurance (Mod-Co) Reinsurance and Service Agreement



                                     Between


                                  NATIONAL LIFE
                                INSURANCE COMPANY


                           of Montpelier, Vermont, USA
                   (REINSURED REFERRED TO AS NLV OR REINSURED)

                                       and




                     (REINSURER REFERRED TO AS OR REINSURER)

       (REFERRED TO JOINTLY AS THE CONTRACTING COMPANIES AND SEPARATELY AS
                         EACH COMPANY OR EITHER COMPANY)

                                     PARTIES




The Reinsurance and Service Agreement (hereinafter "Agreement") and this amendment to the Agreement (hereinafter "Amendment") are made between National Life Insurance Company (hereinafter "NLV") and (hereinafter " ").


                                    AMENDMENT


The parties have agreed to amend the Agreement as follows:

The following text shall be added to Schedule O, " Investment Management Reimbursement Credit Schedules":


SINCE THE INCEPTION OF THE TREATY, THE FOLLOWING CHANGES HAVE BEEN MADE TO THE FUNDS OFFERED:


THE FOLLOWING FUNDS HAVE BEEN ADDED:

                             FUND                                 CREDIT

FIDELITY VIP FUND CONTRAFUND
FIDELITY VIP FUND EQUITY INCOME
FIDELITY VIP FUND GROWTH
FIDELITY VIP FUND HIGH INCOME
FIDELITY VIP FUND INDEX 500
FIDELITY VIP FUND OVERSEAS
FIDELITY VIP FUND INVESTMENT GRADE BOND
SENTINEL VARIABLE PRODUCT TRUST GROWTH INDEX
ALGER AMERICAN FUND LEVERAGED ALL CAP
DREYFUS SOCIALLY RESPONSIBLE
INVESCO DYNAMICS
INVESCO TECHNOLOGY
INVESCO HEALTH SCIENCES

THE FOLLOWING FUNDS HAVE BEEN CLOSED:

GOLDMAN SACHS VARIABLE INSURANCE TRUST CORE SMALL CAP EQUITY
GOLDMAN SACHS VARIABLE INSURANCE TRUST GLOBAL INCOME
GOLDMAN SACHS VARIABLE INSURANCE TRUST INTERNATIONAL EQUITY
GOLDMAN SACHS VARIABLE INSURANCE TRUST MID CAP EQUITY
THE MARKET STREET FUND, INC. INTERNATIONAL
VAN ECK WORLDWIDE INSURANCE TRUST WORLDWIDE BOND


THE FOLLOWING FUNDS HAVE BEEN RENAMED:

        ORIGINAL NAME                                               NEW NAME

MARKET STREET MONEY MARKET                      SENTINEL VARIABLE PRODUCT TRUST MONEY MARKET
MARKET STREET GROWTH                            SENTINEL VARIABLE PRODUCT TRUST COMMON STOCK
MARKET STREET AGGRESSIVE GROWTH                 SENTINEL VARIABLE PRODUCT TRUST SMALL COMPANY
MARKET STREET SENTINEL GROWTH                   SENTINEL VARIABLE PRODUCT TRUST MID CAP GROWTH


THE INVESTMENT MANAGEMENT REIMBURSEMENT CREDITS WERE MODIFIED FOR THE FOLLOWING
FUNDS:

                      FUND                                      CURRENT CREDIT

NEUBERGER & BERMAN ADVISERS MANAGEMENT TRUST PARTNERS
SENTINEL VARIABLE PRODUCT TRUST SMALL COMPANY
SENTINEL VARIABLE PRODUCT TRUST COMMON STOCK
MARKET STREET BOND
MARKET STREET MANAGED

PROSPECTIVE CHANGE TO THE SVPT INVESTMENT MANAGEMENT REIMBURSEMENT CREDITS:

AS OF OCTOBER 1, 2002, THE INVESTMENT MANAGEMENT REIMBURSEMENT CREDITS FOR THE SVPT FUNDS SHALL BE THE MANAGEMENT FEES AFTER EXPENSE REIMBURSEMENT AS DESCRIBED IN THE SVPT PROSPECTUS. INITIALLY THESE CREDITS SHALL BE:

                  FUND                                              CREDIT

SENTINEL VARIABLE PRODUCT TRUST COMMON STOCK
SENTINEL VARIABLE PRODUCT TRUST GROWTH INDEX
SENTINEL VARIABLE PRODUCT TRUST MID CAP GROWTH
SENTINEL VARIABLE PRODUCT TRUST MONEY MARKET
SENTINEL VARIABLE PRODUCT TRUST SMALL COMPANY

THESE CREDITS SHALL BE UPDATED AS NECESSARY TO REFLECT ANY CHANGE IN MANAGEMENT FEES AFTER EXPENSE REIMBURSEMENT AS PUBLISHED IN THE SVPT PROSPECTUS.

                                    EXECUTION

In witness of the above, this Amendment is signed in duplicate at the dates and places indicated and is effective as of September 1, 2002.

NATIONAL LIFE INSURANCE COMPANY
at Montpelier, Vermont, USA,

on                      , 2002.        on                            , 2002.


By:                                    By:
   Title:                                   Title


By:                                    By:
   Title:                                   Title